SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Vulcan Materials Company

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DEAR FELLOW SHAREHOLDER:

I would like to extend a personal invitation for you to join us at our Annual Meeting of Shareholders on Friday, May 10, 2013, at 9:00 a.m., Central Daylight Time, at the Company headquarters, 1200 Urban Center Drive, Birmingham, Alabama 35242.

At the meeting, you will be asked to elect the three Vulcan directors named in the accompanying proxy statement and to vote on several other proposals more fully described in the accompanying notice and proxy statement. We hope that you will attend the meeting. However, whether or not you plan to attend the meeting, we encourage you to vote by proxy.

For your convenience, you can vote your proxy in one of the following ways:

•	Use the Internet at the web address shown on your proxy card;

•	Use the telephone number shown on your proxy card; or

•	Complete, sign, date and return the enclosed proxy card in the postage-paid envelope provided.

Instructions regarding each method of voting are contained in the proxy statement and on the proxy card. If you attend the Annual Meeting and desire to vote your shares personally rather than by proxy, you may withdraw your proxy at any time before it is exercised. Your vote is important. Whether you own one share or many, your prompt vote is greatly appreciated.

Thank you for your ongoing support and continued interest in Vulcan.

March 29, 2013

Sincerely yours,

DONALD M. JAMES

Chairman and Chief Executive Officer

THIS PROXY STATEMENT AND PROXY CARD ARE

BEING DISTRIBUTED ON OR ABOUT MARCH 29, 2013.

1200 Urban Center Drive

Birmingham, Alabama 35242

NOTICE OF 2013 ANNUAL MEETING OF SHAREHOLDERS

Friday, May 10, 2013

9:00 a.m., Central Daylight Time

TO OUR SHAREHOLDERS:

NOTICE IS HEREBY GIVEN that the 2013 Annual Meeting of Shareholders of Vulcan Materials Company will be held at the Company headquarters, 1200 Urban Center Drive, Birmingham, Alabama 35242, on Friday, May 10, 2013, at 9:00 a.m., Central Daylight Time, for the following purposes:

•	To elect three nominees as directors;

•	To vote on an advisory basis on the compensation of our named executive officers;

•	To vote on Vulcan’s proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013;

•	To vote to approve amendments to Vulcan’s Certificate of Incorporation to eliminate supermajority voting provisions;

•	To vote to amend Vulcan’s Certificate of Incorporation to declassify the Board of Directors;

•	To vote on an advisory shareholder proposal regarding an independent chair of the Board of Directors; and

•	To conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only shareholders of record as of the close of business on March 14, 2013 are entitled to receive notice of, to attend and to vote at the Annual Meeting. Whether or not you plan to attend, we urge you to review these materials carefully and to vote by Internet, telephone or by submitting your proxy card.

March 29, 2013

By Order of the Board of Directors,

JERRY F. PERKINS, JR.

Secretary

Birmingham, Alabama

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

WHY AM I RECEIVING THESE MATERIALS?

This proxy statement is furnished in connection with the solicitation by our Board of Directors of proxies to be voted at the 2013 Annual Meeting of Shareholders for the purposes set forth in the accompanying notice, and at any adjournments or postponements thereof. This proxy statement is being sent to all shareholders of record as of the close of business on March 14, 2013 for use at the 2013

Annual Meeting of Shareholders. This proxy statement, the accompanying proxy card and our 2012 Annual Report to Shareholders are being first mailed or made available to our shareholders on or about March 29, 2013. The meeting will be held at the Company headquarters, 1200 Urban Center Drive, Birmingham, Alabama 35242 on Friday, May 10, 2013, at 9:00 a.m. Central Daylight Time.

WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF THE PROXY MATERIALS INSTEAD OF A PAPER COPY OF THE PROXY MATERIALS?

We are using the Securities and Exchange Commission’s rule that allows companies to furnish their proxy materials over the Internet. As a result, we are mailing to many of our shareholders a notice about the Internet availability of proxy materials instead of a paper copy of the proxy materials. All shareholders receiving the notice will have the ability to access the proxy materials over the Internet and request to receive a paper copy of the proxy materials by mail. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the notice. In addition, the notice contains instructions on how shareholders may request to receive proxy materials in printed form by mail or electronically on an ongoing basis.

There are several advantages to our company sending a notice instead of a full set of materials;

•	increases shareholder value and lowers our company’s printing and mail costs;

•	reduces environmental impact — saves trees and reduces fossil fuel consumption; and

•	allows faster notification of how to access materials in an easily searchable format.

IF I RECEIVE A NOTICE ABOUT INTERNET AVAILABILITY, HOW CAN I ACCESS THE PROXY MATERIALS OVER THE INTERNET?

Your notice about the Internet availability of the proxy materials, proxy card or voting instruction card will contain instructions on how to:

•	view our proxy materials for the 2013 Annual Meeting of Shareholders on the Internet; and

•	instruct us to send our future proxy materials to you electronically.

Choosing to receive your future proxy materials electronically will help us conserve natural resources and reduce the costs of printing and distributing our proxy materials. If you choose to receive future proxy materials electronically, we will provide instructions containing a link to the website where those materials are available and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you revoke it.

HOW CAN I OBTAIN A PAPER COPY OF THE PROXY MATERIALS?

Shareholders who receive notice about the Internet availability of the proxy materials will find instructions about how to obtain a paper copy of the proxy materials on their notice. All shareholders who do not receive the notice will receive a paper copy of the proxy materials by mail.

General Information about the Annual Meeting and Voting	1

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE NOTICE ABOUT THE INTERNET AVAILABILITY OF THE PROXY MATERIALS OR MORE THAN ONE PAPER COPY OF THE PROXY MATERIALS?

You may receive more than one notice of this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate notice or a separate voting instruction card for each brokerage account in which you hold shares. If you are a shareholder of record and your shares are registered in more than one name, you may receive more than one notice or more than one proxy card.

To vote all of your shares by proxy, you must either (i) complete, date, sign and return each proxy card and voting instruction card that you receive or (ii) vote over the Internet or telephone the shares represented by each notice that you receive (unless you have requested and received a proxy card or voting instruction card for the shares represented by one or more of the notices).

WHAT PROPOSALS ARE TO BE PRESENTED AT THE ANNUAL MEETING?

The purpose of the Annual Meeting is to (i) elect three nominees as directors, (ii) vote on an advisory basis on the compensation of our named executive officers (NEOs), (iii) vote on Vulcan’s proposal to ratify the appointment of Deloitte & Touche LLP as Vulcan’s independent registered public accounting firm for 2013, (iv) vote on approval of amendments to our Certificate of Incorporation to eliminate supermajority voting provisions, (v) vote to amend the Certificate of Incorporation to declassify the Board of Directors, (vi) vote on a shareholder proposal, and (vii) conduct such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

WHO CAN ATTEND THE ANNUAL MEETING?

Only shareholders of Vulcan as of the close of business on March 14, 2013 (the record date for the Annual Meeting), their authorized representatives and invited guests of our company will be permitted to attend the Annual Meeting. Proof of ownership of Vulcan common stock as of the record date, along with personal identification (such as a driver’s license or passport), must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker, trustee or nominee and you plan to attend the Annual Meeting in person, you must bring a brokerage statement, and a legal proxy from your bank, broker, trustee or nominee entitling you to vote the shares held as of the record date at the Annual Meeting, along with personal identification, to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Annual Meeting.

WHO IS ENTITLED TO VOTE?

All of our shareholders as of the record date, March 14, 2013, will be entitled to vote at the 2013 Annual Meeting of Shareholders. As of the close of business on that date, approximately 129,934,115 shares were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the meeting. Our amended and restated by-laws do not provide for cumulative voting and, accordingly, our shareholders do not have cumulative voting rights with respect to the election of directors.

WHAT CONSTITUTES A QUORUM FOR THE ANNUAL MEETING?

A majority of the issued and outstanding shares of the common stock entitled to vote, represented in person or by proxy, is required to constitute a quorum.

General Information about the Annual Meeting and Voting	2

HOW DO I VOTE?

Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to vote their shares whether or not they attend the meeting in person. You can vote by one of the following manners:

•

By Internet — Shareholders of record may submit proxies over the Internet by following the instructions on the proxy card or the voting instruction card sent to them by their bank, broker, trustee or nominee.

•

By Telephone — Shareholders of record who live in the United States or Canada may submit proxies by telephone by calling 1-800-652-8683 and following the instructions. Shareholders of record will need to have the control number that appears on their proxy card available when voting. In addition, most shareholders of record who are beneficial owners of their shares living in the United States or Canada and who have received a voting instruction card by mail from their bank, broker, trustee or nominee may vote by phone by calling the number specified on the voting instruction card. Those shareholders should check the voting instruction card for telephone voting availability.

•

By Mail — Shareholders of record who have received a paper copy of a proxy card by mail may submit proxies by completing, signing and dating their proxy card and mailing it in the accompanying pre-addressed envelope. Shareholders who are beneficial owners who have received a voting instruction card from their bank, broker or nominee may return the voting instruction card by mail as set forth on the card.

•

In Person — Shareholders of record may vote shares held in their name in person at the Annual Meeting. You also may be represented by another person at the Annual Meeting by executing a proper proxy designating that person. Shares for which a shareholder is the beneficial holder but not the shareholder of record may be voted in person at the Annual Meeting only if such shareholder is able to obtain a legal proxy from the bank, broker or nominee that holds the shareholder’s shares, indicating that the shareholder was the beneficial holder as of the record date and the number of shares for which the shareholder was the beneficial owner on the record date.

Shareholders are encouraged to vote their proxies by Internet, telephone or completing, signing, dating and returning a proxy card, but not by more than one method. If you vote by more than one method, or vote multiple times using the same method, only the last-dated vote that is received by the inspector of election will be counted, and each previous vote will be disregarded.

If you receive more than one set of proxy materials or more than one proxy card or voting instruction card, it may mean that you hold shares of Vulcan stock in more than one account. You must return a proxy card or vote using one of the methods described above for EACH account in which you own shares.

HOW MANY VOTES ARE REQUIRED TO PASS EACH OF THE PROPOSALS?

The votes required to approve each matter to be considered by Vulcan’s shareholders at the Annual Meeting are set forth below:

Proposal 1 — Election of Directors: Each Vulcan shareholder has the right to vote each share of stock owned by such shareholder on the record date for three director nominees. Cumulative voting is not permitted. To be elected, a director-nominee must receive a majority of the votes cast at the Annual Meeting. Abstentions and broker non-votes will not be counted as votes cast for such purposes and, therefore, will have no effect on the results of the election.

Proposal 2 — Advisory Vote on Executive Compensation: The affirmative vote of a majority of the votes cast on this proposal is required to approve, on an advisory basis, the compensation of the executives set forth in this proxy statement. Abstentions and broker non-votes will have no effect on the results of this vote.

Proposal 3 — Ratification of Selection of Deloitte & Touche LLP: The affirmative vote of a majority of the votes cast on this proposal is required to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2012. Abstentions and broker non-votes will have no effect on the results of this vote.

Proposal 4 — Approval of Amendments to the Certificate of Incorporation to Eliminate Supermajority Voting Provisions: The affirmative vote of at least 80% of the shares outstanding is required to approve amendments to the Certificate of Incorporation to eliminate the company’s supermajority voting provisions. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 5 — Approval of Amendment of the Certificate of Incorporation to Declassify the Board of Directors: The affirmative vote of at least 80% of the shares outstanding is required to approve amendments of the Certificate of Incorporation to declassify the Board. Abstentions and broker non-votes will have the same effect as a vote against this proposal.

Proposal 6 — Advisory Shareholder Proposal — Independent Chair of the Board of Directors: The affirmative vote of a majority of the votes cast on this proposal is required to approve this proposal. Abstentions and broker non-votes will have no effect on the results of this vote.

General Information about the Annual Meeting and Voting	3

WHO IS SOLICITING MY VOTE?

The Vulcan Board of Directors is soliciting your vote for matters being submitted for shareholder approval at the Annual Meeting.

Giving us your proxy means that you authorize the proxy holders identified on the proxy card to vote your shares at the meeting in the manner you direct. If you sign and return the enclosed proxy card but do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the Vulcan Board. If any other matters are properly presented at the Annual Meeting for consideration, the persons named as proxies in the proxy card will vote as recommended by the Vulcan Board or, if no recommendation is given, in their own discretion.

HOW DOES THE VULCAN BOARD RECOMMEND SHAREHOLDERS VOTE?

The Vulcan Board recommends that you vote:

•	FOR the election of the following three individuals nominated by the Vulcan Board as directors: Douglas J. McGregor, Lee J. Styslinger, III and Vincent J. Trosino;

•	FOR the proposal to approve the compensation of our principal executive officer, principal financial officer and our four other most highly compensated executive officers (NEOs);
•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2013;

•	FOR the approval of amendments to our Certificate of Incorporation to eliminate the supermajority voting provisions;

•	FOR the approval of amendments to our Certificate of Incorporation to declassify the Board of Directors; and

•	AGAINST the advisory shareholder proposal regarding an independent chair of the Board of Directors.

WILL MY SHARES BE VOTED IF I DO NOTHING?

If you are a shareholder of record, you must sign and return a proxy card, submit your proxy by telephone or Internet, or attend the Annual Meeting in person, in order for your shares to be voted.

If your common stock is held through a broker, bank or other nominee, you will receive instructions from such entity that you must follow in order to have your shares voted. You must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker, bank or other nominee does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker, bank or nominee can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange.

If you are a beneficial owner whose shares are held of record by a broker, bank or nominee your broker, bank or nominee has discretionary voting authority under NYSE rules to vote your shares on the ratification of the appointment of Deloitte & Touche LLP as Vulcan’s independent registered public accounting firm for 2013, even if the broker, bank or nominee does not receive voting instructions from you. However, your broker, bank or nominee does not have discretionary authority to vote on (i) the election of the three nominees as directors, (ii) the advisory approval of compensation of our NEOs, (iii) the proposal to amend the Certificate of Incorporation to eliminate supermajority voting provisions, (iv) the proposal to amend the Certificate of Incorporation to declassify the Board of Directors, or (v) the advisory shareholder proposal regarding an independent chair of the Board of Directors.

WHAT IS THE DIFFERENCE BETWEEN A SHAREHOLDER OF RECORD AND A BENEFICIAL HOLDER OF SHARES?

If your common stock is held directly in your name with our transfer agent, Computershare Shareowner Services, you are considered a “shareholder of record” with respect to those shares. If this is the case, the notice or proxy materials have been sent or provided directly to you.

If your common stock is held in a stock brokerage account or by a bank or other nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” If this is the case, the notice card or proxy materials should have been forwarded to you by your brokerage firm, bank or other nominee, or their agent, which is considered the shareholder of record with respect to these shares. As a beneficial holder, you have the right to direct your bank, broker, trustee or nominee on how to vote the shares by using the voting instruction card or by following their instructions for voting by telephone or internet.

General Information about the Annual Meeting and Voting	4

HOW CAN I REVOKE MY PROXY?

If you are a shareholder of record, you may revoke your proxy at any time before it is voted at the meeting by taking one of the following actions:

•	by giving written notice of the revocation prior to the commencement of the Annual Meeting to: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242;

•	by executing and delivering another valid proxy with a later date;

•	by voting by telephone or Internet at a later date; or

•	by attending the 2013 Annual Meeting of Shareholders and voting in person by written ballot, if you are a shareholder of record or, if you are a beneficial owner of your shares, with a legal proxy from the entity that holds your shares giving you the right to vote the shares.

If you are a beneficial owner of your shares and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

If you vote the same shares by more than one method or vote multiple times with respect to the same shares using the same method, only the last-dated vote that is received will be counted, and each previous vote will be disregarded.

WHO COUNTS THE VOTES?

Tabulation of the votes cast at the Annual Meeting will be conducted by the inspector of election.

IS MY VOTE CONFIDENTIAL?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within our company or to third parties, except: (1) as necessary to meet applicable legal requirements; (2) to allow for the tabulation of votes and certification of the vote; and (3) to facilitate a successful proxy solicitation.

WHO WILL PAY FOR THE COSTS INVOLVED IN THE SOLICITATION OF PROXIES?

Vulcan is making this solicitation and will pay the entire cost of preparing, assembling, printing, mailing and distributing the notices and these proxy materials and soliciting votes. In addition to the mailing of notices and these proxy materials, the solicitation of proxies or votes may be made in person or by telephone.

WHAT IS “HOUSEHOLDING” AND HOW DOES IT AFFECT ME?

We have adopted a procedure, approved by the Securities and Exchange Commission, called “householding.” Under this procedure, shareholders of record who have the same address and last name and do not participate in electronic delivery of proxy materials or in “notice and access” will receive only one copy of this Notice of Annual Meeting and Proxy Statement and the 2012 Annual Report to Shareholders, unless we are notified that one or more of these shareholders wishes to continue receiving individual copies. If you and other Vulcan shareholders living in your household do not have the same last name, you also may request to receive only one copy of future proxy statements and annual reports to shareholders.

Householding reduces our printing costs and postage fees and conserves natural resources. Shareholders who participate in householding will continue to receive separate proxy cards.

If you are eligible for householding but you and other shareholders of record with whom you share an address currently receive multiple copies of this Notice of Annual

Meeting and Proxy Statement and any accompanying documents, or if you hold Vulcan stock in more than one account, and in either case you wish to receive only a single copy of each document for your household, please obtain instructions by contacting us at the following address or phone number: Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242, Attention: Mark D. Warren, Director, Investor Relations, phone: (205) 298-3200.

If you participate in householding and wish to receive a separate copy of this Notice of Annual Meeting and Proxy Statement and any accompanying documents, please contact us at the address or phone number as indicated above and a separate copy will be sent to you promptly. If you do not wish to continue to participate in householding and prefer to receive separate copies of these documents in the future, please contact us at the address or phone number as indicated above.

If you are a beneficial owner, you can request information about householding from your broker, bank or other holder of record.

General Information about the Annual Meeting and Voting	5

COULD OTHER MATTERS BE DECIDED AT THE ANNUAL MEETING?

As of the date that this Proxy Statement went to press, we did not know of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement.

If you return your signed and completed proxy card or vote by telephone or Internet and other matters are properly presented at the Annual Meeting for consideration, your shares will be voted as the Board of Directors recommends.

WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?

The preliminary voting results will be announced at the Annual Meeting of Shareholders. The final voting results will be reported in a Current Report on Form 8-K filed with the

Securities and Exchange Commission within four business days of the Annual Meeting and posted on our website.

WHOM SHOULD I CALL IF I HAVE QUESTIONS ABOUT THE ANNUAL MEETING?

If you have any questions or need any assistance in voting your shares, please contact our proxy solicitor, whose information is listed below:

MacKenzie Partners, Inc.

105 Madison Avenue

New York, New York 10016

Telephone: (212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

proxy@MacKenziePartners.com

A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2012 WILL BE PROVIDED TO YOU WITHOUT CHARGE UPON WRITTEN REQUEST TO MARK D. WARREN, DIRECTOR, INVESTOR RELATIONS, VULCAN MATERIALS COMPANY, 1200 URBAN CENTER DRIVE, BIRMINGHAM, ALABAMA 35242.

General Information about the Annual Meeting and Voting	6

PROPOSAL 1. ELECTION OF DIRECTORS

Our constituent documents provide that our Board shall be divided into three classes, with the term of office of one class expiring each year. At the 2013 Annual Meeting, three people will be elected to serve as members of our Board until 2016, or until their successors have been duly elected and qualified. Our Board, upon the recommendation of the Governance Committee, has nominated the three people listed below for election at the 2013 Annual Meeting. Each of our nominees is currently serving as a director of the company. Each of the nominees has consented to be named in this proxy statement and to serve if elected, and our Board has no reason to believe that any of the persons nominated will be unable to serve as a director.

Our Board has nominated Douglas J. McGregor, Lee J. Styslinger, III and Vincent J. Trosino as directors to serve three-year terms expiring in 2016. The Board believes that each of the three nominees are highly qualified and have experience, skills, backgrounds and attributes that qualify them to serve as directors of Vulcan (please see each nominee’s biographical information presented below and the “Summary of Qualifications for Directors” section below for more information). The persons named as proxies will cast votes on the proxy cards received by them FOR the election of each of these three nominees unless otherwise specified on the proxy cards.

In accordance with the amended and restated by-laws of our company, our Board of Directors is required to be composed of not fewer than 9 nor more than 12 directors. The number of directors may be set by a resolution adopted by a majority of our Board of Directors and our charter provides that any vacancies on the Board, including vacancies resulting from an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors.

Proposal 1	7

NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS TERMS EXPIRING IN 2016

DOUGLAS J. MCGREGOR Director Since 1992 AGE: 72

Senior Advisor, Blue Point Capital Partners, Cleveland, Ohio (a national private equity firm), since January 2003; President, Chief Operating Officer and Chief Restructuring Officer of Burlington Industries, Inc., Greensboro, North Carolina (a manufacturer of soft goods for apparel and interior furnishings) from June 2000 to December 2002; Chairman, Chief Executive Officer and President of M.A. Hanna Company, Cleveland, Ohio (an international specialty chemicals company) from 1988 to 1998.

COMMITTEE MEMBERSHIPS:

•	Audit; Executive; Finance.

LEE J. STYSLINGER, III Director Since March 2013 AGE: 52

Chairman and Chief Executive Officer of Altec, Inc., Birmingham, Alabama (a holding company for businesses that design, manufacture and market equipment for the electric and telecommunications industries globally), since 1997 (CEO) and 2011 (Chairman).

OTHER DIRECTORSHIPS:

•	Regions Financial Corp.

COMMITTEE MEMBERSHIPS:

•	Compensation; Finance.

VINCENT J. TROSINO Director Since 2003 AGE: 72

Retired; President, Vice Chairman of the Board and Chief Operating Officer of State Farm Mutual Automobile Insurance Company, Bloomington, Illinois (a mutual insurance company), from 1998 until December 2006.

COMMITTEE MEMBERSHIPS:

•	Audit; Finance.

Proposal 1	8

BOARD OF DIRECTORS RECOMMENDATION

THE VULCAN BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH OF THE NOMINEES NAMED ABOVE.

DIRECTORS CONTINUING IN OFFICE TERMS EXPIRING IN 2014

DONALD M. JAMES Director Since 1996 AGE: 64

Chairman and Chief Executive Officer of Vulcan since May 1997.

OTHER DIRECTORSHIPS:

•	The Southern Company; Wells Fargo & Company.

COMMITTEE MEMBERSHIPS:

•	Executive.

ANN MCLAUGHLIN KOROLOGOS Director Since 1990(*) AGE: 71

Retired; Former U.S. Secretary of Labor from 1987 to 1989; Former Chairman of the RAND Corporation Board of Trustees, Santa Monica, California (a nonprofit institution that helps improve policy and decision making through research and analysis), April 2004 — April 2009; Senior Advisor to Benedetto, Gartland & Company, Inc. (an investment banking firm in New York), from October 1996 until December 2005.

OTHER DIRECTORSHIPS:

•	AMR Corporation; Harman International Industries, Inc.; Kellogg Company; Host Hotels & Resorts, Inc.; Michael Kors Holdings Ltd.

COMMITTEE MEMBERSHIPS:

•	Executive; Governance; Safety, Health and Environmental Affairs.

(*)	Ms. Korologos was first elected a director in 1990 and served until May 13, 2004. She was re-elected a director by our Board of Directors on July 13, 2007.

Proposal 1	9

JAMES T. PROKOPANKO Director Since 2009 AGE: 59

President and Chief Executive Officer of The Mosaic Company, Plymouth, Minnesota (a leading producer and marketer of concentrated phosphate and potash crop nutrients for the global agriculture industry) since January 2007; and Executive Vice President and Chief Operating Officer from July 2006 until January 2007; Corporate Vice President of Cargill, Incorporated, Minneapolis, Minnesota (an international producer and marketer of food, agricultural, financial and industrial products and services) from 2004 until 2006.

OTHER DIRECTORSHIPS:

•	The Mosaic Company.

COMMITTEE MEMBERSHIPS:

•	Compensation; Governance.

KATHLEEN WILSON-THOMPSON Director Since 2009 AGE: 55

Senior Vice-President and Chief Human Resources Officer of Walgreen Co., Deerfield, Illinois (drugstore chain) since January 2010; Senior Vice-President, Global Human Resources of The Kellogg Company, Battle Creek, Michigan (a retail food manufacturer and distributor), from July 2005 until January 2010.

COMMITTEE MEMBERSHIPS:

•	Finance; Safety, Health and Environmental Affairs.

DIRECTORS CONTINUING IN OFFICE TERMS EXPIRING IN 2015

PHILLIP W. FARMER Director Since 1999 AGE: 74

Retired; Chairman of the Board of Harris Corporation, Melbourne, Florida (an international communications equipment company), from February 2003 until June 2003; Chairman and Chief Executive Officer from June 1995 to February 2003.

COMMITTEE MEMBERSHIPS:

•	Audit; Governance.

Proposal 1	10

H. ALLEN FRANKLIN Director Since 2001 AGE: 68

Retired; Chairman of Southern Company, Atlanta, Georgia (a super-regional energy company in the Southeast and a leading U.S. producer of energy), from April 2004 until July 2004; Chairman, President and Chief Executive Officer from April 2001 to April 2004.

COMMITTEE MEMBERSHIPS:

•	Compensation; Executive; Safety, Health and Environmental Affairs.

RICHARD T. O’BRIEN Director Since 2008 AGE: 59

President and Chief Executive Officer of Boart Longyear Limited, Salt Lake City, Utah (an international provider of drilling services, drilling equipment and performance tooling for mining and drilling companies), since April 2013; President and Chief Executive Officer of Newmont Mining Corporation, Greenwood Village, Colorado (an international gold production company) from 2007 until February 2013; President and Chief Financial Officer during 2006 and 2007; Senior Vice President and Chief Financial Officer from 2005 until 2006; Executive Vice President and Chief Financial Officer, AGL Resources, Atlanta, Georgia (a natural gas distribution, marketing and energy service company), from 2001 until 2005.

OTHER DIRECTORSHIPS:

•	Xcel Energy.

COMMITTEE MEMBERSHIPS:

•	Audit; Executive; Safety, Health and Environmental Affairs.

DONALD B. RICE Director Since 1986(*) AGE: 73

Retired; President and Chief Executive Officer of Agensys, Inc., Santa Monica, California (a biotechnology company developing monoclonal antibody therapeutics for cancer) from 1996 until 2010; Former U.S. Secretary of the Air Force from 1989 to 1993.

COMMITTEE MEMBERSHIPS:

•	Compensation; Executive; Governance.

(*)	Dr. Rice was first elected a director in 1986, and served until May 1989, when he was appointed Secretary of the Air Force. He was re-elected as a director by our Board of Directors on February 12, 1993.

Proposal 1	11

DIRECTOR QUALIFICATIONS

Directors are responsible for reviewing and approving corporate strategy and overseeing management of our company to assure that the long-term interests of the shareholders are being served. The Board believes that there are general skills and characteristics required for service on the Board of Directors that are applicable to all directors. Additionally, the Board needs a diverse skill set among its members to ensure that the Board is able to respond to the needs of management and the company. The Governance Committee of the Board is responsible for considering the qualifications of the directors, both individually and collectively, with respect to the company’s current and future needs.

GENERAL QUALIFICATIONS

The Governance Committee, along with the Board, is responsible for reviewing on an annual basis the requisite skills and characteristics of Board members and candidates for the Board. The Governance Committee considers, among other factors:

•	high ethical standards

•	integrity

•	independence

•	experience

•	sound business judgment

•	ability to devote the time and effort necessary to fulfill his or her responsibilities to the Board.

The Board and the Governance Committee require that each director be a person of high integrity with a proven record of success. The Board does not have specific diversity quotas, but considers race, ethnicity, gender, age, education and professional experiences in evaluating candidates for the Board.

SUMMARY OF QUALIFICATIONS FOR DIRECTORS

The Board believes that a number of particular qualifications, attributes, skills and experiences are desirable for the Board as a whole. These include:

•	financial and audit committee experience

•	knowledge of the company’s industry and related industries

•	relevant chief executive officer/president experience

•	government or political expertise

•	human resources experience

•	diversity of race, ethnicity or gender

Set forth below is a narrative disclosure that summarizes the specific qualifications, attributes, skills and experience for each director. The highlighted areas for each director are not exclusive. The description merely highlights a specific area of focus or expertise of each director on which the Board currently relies.

Phillip W. Farmer

•

Relevant chief executive officer/president experience. Mr. Farmer served as Chief Executive Officer and Chairman of Harris Corporation from 1995 to 2003. He brings valuable public company leadership and management expertise.

•

Financial and audit committee experience. Mr. Farmer has served on the company’s Audit Committee as well as on the audit committee of another publicly traded company. He also received financial training in the General Electric Financial Management Program.

H. Allen Franklin

•

Relevant chief executive officer/president experience. Mr. Franklin served as Chairman, President and Chief Executive Officer of Southern Company from 2001 to 2004. As a result, Mr. Franklin provides the Board with valuable business, leadership, organizational and operational management skills as well as governance and compensation expertise.

•

Knowledge of the company’s industry and related industries. At Southern Company, Mr. Franklin gained considerable management expertise with issues facing an industrial company, including governmental and regulatory issues and safety, health and environmental matters, which are important issues in our industry.

Donald M. James

•

Relevant chief executive officer/president experience. Mr. James has served as our Chief Executive Officer since 1997. He has extensive leadership, management, operating, financial and legal experience and knowledge of our company.

•

Knowledge of the company’s industry and related industries. Mr. James served as President of our Southern and Gulf Coast Division, as Senior Vice President, Construction Materials Group and as Chief Operating Officer, giving him first-hand operational knowledge of our industry. Mr. James has also assumed leadership positions in aggregates industry and general business trade groups exposing him to the important issues facing the aggregates industry. Mr. James also has experience serving on the boards of a number of other large public companies.

Ann McLaughlin Korologos

•

Government or political experience. Ms. Korologos served as Secretary of Labor in the Reagan Administration from 1987 to 1989, giving her tremendous insight into regulatory and government affairs, including exceptional knowledge of OSHA, MSHA and EPA rules and regulations.

•	Human resources experience. Ms. Korologos has served on a number of large public company boards where she

Proposal 1	12

gained considerable knowledge and experience in human resources and social responsibility issues.

•	Contributes to the diversity of race, ethnicity or gender of the Board.

Douglas J. McGregor

•

Relevant chief executive officer/president experience. Mr. McGregor has served as Chief Executive Officer or President for two separate public companies, Burlington Industries and M.A. Hanna. He has over 40 years of management experience in major Fortune 1000 corporations, in several different industries, including mining, providing him with valuable business, leadership and management experience with issues facing large industrial and mining companies.

•

Financial and audit committee experience. Mr. McGregor’s current position as Senior Advisor of Blue Point Capital Partners, a private equity firm, as well as his past management service, have given him considerable financial and investment acumen. Mr. McGregor also served as the Chair of the Finance Committee at Key Corp. He serves on the company’s Audit and Finance Committees.

Richard T. O’Brien

•

Relevant chief executive officer/president experience. Mr. O’Brien has served as either President or Chief Executive Officer of publicly traded companies since 2007, affording him experience in managing issues facing public companies and multi-national companies.

•

Knowledge of the company’s industry and related industries. Most of Mr. O’Brien’s 25 years of management experience have been in the mining and natural resources industries. He also has extensive work experience in the utility and energy industries.

•

Financial and audit committee experience. Mr. O’Brien has 25 years of financial background, including serving as chief financial officer of four different public companies, giving him extensive financial and accounting expertise.

James T. Prokopanko

•

Relevant chief executive officer/president experience. Mr. Prokopanko has been Chief Executive Officer of Mosaic since 2007 and provides the Board with valuable business, leadership and management experience.

•

Knowledge of the company’s industry and related industries. Mr. Prokopanko, from his experience at Mosaic, brings considerable knowledge of issues facing a company engaged in the mineral extraction industry.

Donald B. Rice

•	Relevant chief executive officer/president experience. Dr. Rice served as President and Chief Executive Officer of Agensys for 14 years, providing him with valuable business, leadership and management experience. He also served as the President and Chief Operating Officer of Teledyne, Inc. for three years, and as the President and CEO of the RAND Corporation for over 17 years.

•

Government or political experience. Dr. Rice served as Secretary of the Air Force from 1989 to 1993 and in other government positions where he gained experience in public policy, governmental affairs, management and strategy.

•

Financial and audit committee experience. Dr. Rice has served as a director of a number of large public companies where he gained significant financial experience, and has chaired the Audit Committees of two public companies.

Lee J. Styslinger, III

•

Relevant chief executive officer/president experience. Mr. Styslinger has been the Chief Executive Officer of Altec, Inc. for 16 years, a company with extensive global transactions, affording him a wealth of management and business experience running a large company in today’s global market.

•

Knowledge of the company’s industry and related industries. Mr. Styslinger has over 16 years experience leading companies engaged in the manufacturing and heavy equipment industry. Vulcan is a major purchaser of heavy equipment for its operations.

Vincent J. Trosino

•

Relevant chief executive officer/president experience. As a result of his tenure as the President and Chief Operating Officer of State Farm from 1998 until 2006, Mr. Trosino brings to the Board significant experience in financial matters, risk assessment, management, marketing and human resources. In addition, he provides the Board with knowledge and insight regarding the insurance industry — an important consideration in the company’s evaluation and mitigation of risk areas.

•

Financial and audit committee experience. Mr. Trosino served on the investment committee of the board of State Farm Mutual Insurance Company and served on the audit committee of the Brookings Institute. He brings valuable financial and investment experience to our company’s Audit and Finance Committees.

Kathleen Wilson-Thompson

•

Human resources experience. As a result of her service as Senior Vice-President in Human Resources at both Walgreen and Kellogg, Ms. Wilson-Thompson brings to the Board valuable experience in managing personnel, human resource and organization issues that face a labor-intensive workforce.

•	Contributes to the diversity of race, ethnicity or gender of the Board.

Proposal 1	13

PROPOSAL 2. ADVISORY VOTE ON EXECUTIVE COMPENSATION (SAY ON PAY)

The Dodd-Frank Wall Street Reform and Consumer Act (the Dodd-Frank Act), enacted in 2010 and Section 14A of the Securities Exchange Act of 1934, require that our shareholders vote on a non-binding advisory vote on the executive compensation for our NEOs, commonly known as “Say on Pay.” While this vote is advisory and not binding on our company, it will provide information to our Compensation Committee regarding investor sentiment about our executive compensation philosophy, policies and practices, which the Compensation Committee will consider when determining executive compensation in the future.

At our 2011 Annual Meeting of Shareholders, our shareholders indicated a preference that the advisory vote on the compensation for our NEOs occur on an annual basis. The next shareholder vote on the frequency of the advisory vote on the compensation of our NEOs will be held no later than the 2017 Annual Meeting of Shareholders, in accordance with Rule 14a-21 of the Securities Exchange Act of 1934.

Our company has designed its executive compensation program to attract, motivate and retain the senior executive talent required to achieve our operational plans and strategic goals. Our compensation program is centered on a pay-for-performance philosophy which aligns executive compensation with shareholder value. Consistent with this philosophy, a substantial portion of the total compensation for each of our NEOs is directly related to our company’s earnings, to the value of our common stock, and to other performance factors that measure progress against the goals of our operating and strategic plans. The executive compensation program is overseen and administered by an independent Compensation Committee of our Board that is advised by an independent consultant.

The Compensation Discussion and Analysis, beginning on page 34 below, describes our executive compensation philosophy and program in detail. In recent years, the Compensation Committee has taken the following actions which support the alignment of our compensation philosophy, our compensation programs and our company performance:

•	Froze the base salary of the Chief Executive Officer (CEO), for fiscal years 2009, 2010, 2011, 2012 and 2013;
•	Paid no cash bonuses to the CEO and other NEOs for fiscal years 2009, 2010 and 2011;

•

In 2012, granted all long-term equity opportunities for the CEO and other NEOs in the form of performance-based PSUs. Payouts will be based on the company’s total shareholder return (TSR) performance relative to the S&P 500;

•	Continued the policy of providing only limited perquisites;

•	Utilized tally sheets in analyzing and determining total compensation paid to the CEO and other NEOs;

•	Maintained and monitored rigorous stock ownership guidelines for management which require executives to maintain significant stock ownership while employed by the company;

•	Continued application of separate performance measures for the short-term and long-term incentive programs;

•	Did not enter into any change in control agreements in 2012;

•	Conducted a market study of compensation practices among our comparison companies which affirmed that our practices are aligned with such comparison companies.

These actions reflect the active management of our executive compensation programs by the Compensation Committee and the alignment of our programs with market compensation levels, company performance and with our shareholders’ interests. Accordingly, the Board recommends that the shareholders vote in favor of the resolution set forth below.

BOARD OF DIRECTORS RECOMMENDATION

“RESOLVED, that the compensation paid to the Company’s NEOs, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby approved.”

As an advisory vote, this proposal is not binding on our company. However, our Board and Compensation Committee will consider the outcome of the advisory vote when making future compensation decisions.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE COMPENSATION OF OUR NEOS AS DISCLOSED IN THE COMPENSATION DISCUSSION AND ANALYSIS SECTION AND ACCOMPANYING COMPENSATION TABLES CONTAINED IN THIS PROXY STATEMENT.

Proposal 2	14

PROPOSAL 3. RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee, which is composed solely of independent directors, has appointed Deloitte & Touche LLP as the independent registered public accounting firm for our company and its subsidiaries for the fiscal year ending December 31, 2013. The function of the independent registered public accounting firm is to audit our accounts and records; to report on the consolidated balance sheet, the related statements of consolidated earnings, consolidated shareholders’ equity and consolidated statements of cash flows of our company and its subsidiaries; to audit our internal control over financial reporting; and to perform such other appropriate accounting services as may be required and approved by the Audit Committee. Although shareholder ratification is not required, our Board has determined that it would be desirable to request an expression from the shareholders as to whether or not they support this appointment. Even if the appointment of Deloitte & Touche LLP is ratified by a majority of the votes cast at the meeting, the Audit Committee may, in its discretion, direct the appointment of another independent registered accounting firm at any time during the year, if it believes such appointment is in the best interests of the company and the shareholders. If a majority of the votes cast at the meeting fails to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm, the Audit Committee will consider the selection of another independent registered public accounting firm for future years.

The firm of Deloitte & Touche LLP, or its predecessors, has audited our financial statements since 1956. A representative of that firm is expected to be present at the meeting, will be given an opportunity to make a statement and will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDATION

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS VULCAN’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2013.

Proposal 3	15

PROPOSAL 4. APPROVAL OF AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO ELIMINATE SUPERMAJORITY VOTING PROVISIONS

Our Certificate of Incorporation requires the affirmative vote of at least 80% of the voting power of our outstanding capital stock entitled to vote in order to amend, repeal or adopt any provisions inconsistent with several important corporate governance provisions concerning: (i) the size and classification of our Board; (ii) Board vacancies; (iii) the removal of directors from our Board; (iv) the requirement that actions taken by shareholders without a meeting must be unanimous; and (v) the 80% supermajority vote requirement itself. Our Certificate of Incorporation also requires, subject to certain exceptions, the affirmative vote of at least 80% of the voting power of our outstanding capital stock entitled to vote to approve certain business combination transactions with an “interested shareholder.”

At last year’s Annual Meeting, shareholder Gerald Armstrong presented a non-binding shareholder proposal urging the Board to take the steps necessary so that each shareholder voting requirement, or other requirement, in our articles and by-laws, that calls for a greater than a “simple-majority” vote, be changed to a majority of votes cast “for” or “against” the proposal standard in compliance with applicable laws.

The Board last year recommended that shareholders vote against the non-binding proposal, explaining that the super-majority vote requirements in the Certificate of Incorporation are tailored to address specific instances where minority shareholders need a measure of protection against changes in corporate governance and other self-interested actions by one or more large shareholders.

This non-binding proposal was supported by shareholders representing approximately 56% of the outstanding shares and 67% of the votes cast on the proposal. After careful deliberation of the Governance Committee and the full Board of Directors, and taking into account the level of support for the proposal at last year’s Annual Meeting, our Board has approved proposed amendments to the Certificate of Incorporation that would eliminate these supermajority voting provisions. Implementation of these amendments requires the approval of 80% of Vulcan’s outstanding shares. If shareholders approve the amendment, Article SIXTH, Section F of the Certificate of Incorporation will be amended and restated in its entirety, and Article EIGHTH will be deleted in its entirety, as shown in the form of amendment attached to this proxy statement as Annex A. If shareholders approve the amendment, Vulcan anticipates filing the corresponding amendments with the New Jersey Secretary of State following the 2013 Annual Meeting. The full text of these proposed amendments is attached as Annex A to this proxy statement.

BOARD OF DIRECTORS RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO ELIMINATE THE SUPERMAJORITY VOTING PROVISIONS

Proposal 4	16

PROPOSAL 5. VOTE TO AMEND THE CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS

Our Certificate of Incorporation currently provides for a classified Board divided into three classes, with staggered three-year terms based upon the cycle of the respective terms in office. Under our current Certificate of Incorporation, a director’s term of office generally continues until the third Annual Meeting of shareholders following his or her election or appointment to office.

At last year’s Annual Meeting, the Illinois State Board of Investment (“ISBI”) presented a non-binding shareholder proposal urging our Board to take all necessary steps (other than any steps that must be taken by shareholders) to eliminate the classification of the Board and to require that all directors elected at or after the Annual Meeting held in 2013 be elected on an annual basis. The proposal requested that the declassification be effected in a manner that would not prevent any director elected prior to the Annual Meeting held in 2013 from completing the term for which such director was elected.

The Board last year recommended that shareholders vote against the non-binding proposal, explaining the benefits it believed the classified board continued to afford Vulcan, including promoting continuity and stability of strategy, oversight and policies, providing negotiating leverage to our Board in a potential takeover situation and facilitating the ability of our Board to focus on creating long-term shareholder value.

This non-binding proposal was supported by shareholders representing approximately 62% of the outstanding shares and 74% of the votes cast on the proposal. After careful deliberation of the Corporate Governance Committee and the full board of directors, and taking into account the level of support for the proposal at last year’s Annual Meeting, the Board has approved proposed amendments to the

Certificate of Incorporation eliminating the classified structure and providing for the annual election of directors then up for election beginning at the 2014 Annual Meeting. Implementing declassification requires the approval of at least 80% of Vulcan’s outstanding shares. The full text of these proposed amendments is attached as Annex B to this proxy statement.

Under the proposed amendments, the annual election of directors will be phased in gradually to assure a smooth transition. Directors elected at the 2012 and 2013 Annual Meetings will serve the remainder of their three-year terms and annual election of those directors would begin upon expiration of their terms. Directors elected at the 2014 meeting would be elected for a one-year term. Directors elected to fill newly created directorships resulting from an increase in the number of directors or any vacancies on the board will serve until the next Annual Meeting.

If shareholders approve the amendments, Article SIXTH of the Certificate of Incorporation will be amended and restated as shown in the form of amendment attached to this proxy statement as Annex B. If shareholders approve the amendment, Vulcan anticipates filing the corresponding amendment with the New Jersey Secretary of State following the 2013 Annual Meeting. Corresponding amendments will be made to Vulcan’s by-laws in the event this proposal is approved.

THE BOARD OF DIRECTORS RECOMMENDATION

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE AMENDMENT OF THE COMPANY’S CERTIFICATE OF INCORPORATION TO DECLASSIFY THE BOARD OF DIRECTORS.

Proposal 5	17

PROPOSAL 6. ADVISORY SHAREHOLDER PROPOSAL — INDEPENDENT CHAIR OF THE BOARD OF DIRECTORS

Vulcan has been advised that the American Federation of State, County and Municipal Employees Pension Plan (“AFSCME”), 1625 L Street, N.W., Washington, DC 20036, a beneficial owner of 897 shares of Vulcan’s common stock, intends to present the following proposal and supporting statement at the Annual Meeting. The proposal will be voted on only if properly presented at the Annual Meeting.

In accordance with the rules of the SEC, the text of the resolutions and supporting statement are printed verbatim from the proponent’s submission, and we take no responsibility for them. To ensure that readers can easily distinguish between materials provided by the proponent and the materials we have provided, we have shaded the material provided by the proponent.

Our Board of Directors opposes the adoption of the proposal and asks you to review the Board’s response, which follows the proponent’s supporting statement.

SHAREHOLDER PROPOSAL

RESOLVED: The shareholders of Vulcan Materials Company (“VMC”) request the Board of Directors to adopt a policy, and amend the bylaws as necessary to reflect that policy, to require the Chair of the Board of Directors to be an independent member of the Board. This independence requirement shall apply prospectively so as not to violate any contractual obligation at the time this resolution is adopted. Compliance with this policy is waived if no independent director is available and willing to serve as chair.

SUPPORTING STATEMENT: CEO Donald James also serves as Chair of VMC’s Board of Directors. We believe the combination of these two roles in a single person weakens a corporation’s governance structure, which can harm shareholder value. As Intel former Chair Andrew Grove stated, “The separation of the two jobs goes to the heart of the conception of a corporation. Is a company a sandbox for the CEO, or is the CEO an employee? If he’s an employee, he needs a boss, and that boss is the board. The chairman runs the board. How can the CEO be his own boss?”

In our view, shareholder value is enhanced by an independent Board Chair who can provide a balance of power between the CEO and the Board and can support strong Board leadership. The primary duty of a Board of Directors is to oversee the management of a company on behalf of its shareholders. We believe that having a CEO also serve as Chair creates a conflict of interest that can result in excessive management influence on the Board and weaken the Board’s oversight of management.

An independent Board Chair has been found in studies to improve the financial performance of public companies. A 2007 Booz & Co. study found that, in 2006, all of the underperforming North American companies with long-tenured CEOs lacked an independent Board Chair (The Era of the Inclusive Leader, Booz Allen Hamilton, Summer 2007). A more recent study found that, worldwide, companies are now routinely separating the jobs of Chair and CEO: in 2009 less than 12 percent of incoming CEOs were also made Chair, compared with 48 percent in 2002 (CEO Succession 2000-2009: A Decade of Convergence and Compression, Booz & Co., Summer 2010).

We believe that independent Board leadership would be particularly constructive at VMC, where, in 2012, shareholder proposals to declassify the Board, to implement a majority voting standard for the election of directors, and to reduce supermajority voting requirements were all supported by a majority of shares voted. To date, the Board has failed to implement any of these reforms. A shareholder proposal to declassify the Board was also supported by a majority of shares voted in 2011.

We urge shareholders to vote for this proposal.

Proposal 6	18

COMPANY STATEMENT IN OPPOSITION

For the reasons provided below, the Board recommends a vote against the proposal.

Vulcan has long been committed to the highest standards of corporate governance, including Board independence. All of our directors, with the exception of our Chairman and CEO Don James, are independent under the New York Stock Exchange listing standards, the Board’s Director Independence Criteria, and the applicable SEC rules and regulations. The Board of Directors regularly monitors developments in the area of corporate governance “best practices” and periodically reviews and refines the Corporation’s Corporate Governance Guidelines in order to promote an environment within Vulcan that is conducive to sound corporate governance. In particular, the Board understands the importance of evaluating and determining the optimal leadership structure for the Board so as to provide independent oversight of management. Our Board also believes that there is no single, generally accepted approach for providing Board leadership and that given industry dynamics and the competitive environment in which Vulcan operates, the appropriate Board leadership structure for Vulcan may vary from time to time.

For this reason, our Board does not require that the offices of Chairman of the Board and Chief Executive Officer be held by the same person nor does the Board require that the offices be separated. Instead, the Board has determined that Vulcan should have the flexibility to combine or separate these functions as circumstances deem appropriate. The Board believes that a flexible policy regarding the selection of a Chairman allows the Board to select the structure of leadership best able to meet the needs of Vulcan and its shareholders based on the qualifications of individuals available and the circumstances existing at the time. The adoption of a bylaw amendment mandating an independent Chairman of the Board would inappropriately and rigidly limit the Board’s ability to select the director best suited to serve as Chairman based on then relevant, Vulcan-specific facts, circumstances and criteria. The Board believes that the proposed amendment would impose an unnecessary and potentially harmful restriction on the Board that is not in the best interests of Vulcan or its shareholders.

Our Board has taken several steps to create a balanced governance structure in which independent directors exercise substantial oversight over management. In addition to all of our directors, with the exception of our Chairman and CEO, qualifying as independent under applicable standards, criteria and regulations, much of the work of the Board is conducted through its committees, all of which are comprised entirely of independent directors except, for the Executive Committee. Moreover, Vulcan’s Corporate Governance Guidelines require the non-management directors to meet in executive session after each Board meeting and, if any non-management directors did not qualify as “independent” under stock exchange rules, require that independent directors meet in an additional executive session at least once a year, also without the presence of management.

The Board has also designated and appointed an independent Lead Director. The Board believes that the Lead Director serves an important corporate governance function by providing separate leadership for the non-management and independent directors. The position of Lead Director is elected annually by the independent directors of the Board, and the Lead Director must be an independent director under Vulcan’s director independence standards, which include the requirements of the New York Stock Exchange. As enumerated in Vulcan’s Corporate Governance Guidelines, the Lead Director’s specific responsibilities include:

•	preside at all meetings or sessions of meetings of the Board in which the Chairman is not present, including at executive sessions of the independent directors;

•	serve as a liaison between the Chairman and the non-management and independent directors;

•	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items, as well as meeting agendas and information sent to the Board;

•	if requested by major shareholders, ensure that he or she is available for consultation and direct communication;

•	have authority to call meetings of the non-management and independent directors; and

•	take minutes of each executive session of the non-management and independent directors.

Accordingly, the Board’s structure and operations, including the role of the independent Lead Director, facilitate the non-management directors’ execution of their fiduciary responsibilities to provide proper oversight of management and the business and affairs of Vulcan. As a result, the Board believes that mandating an independent Chairman, as the proponent suggests, is unnecessary to achieve effective independent oversight.

Our Board also believes that there are a number of advantages to consolidating the positions of Chairman and CEO at this time, including the following:

•

Mr. James, with over 20 years’ experience with our Company, including 15 years of experience as CEO, has led the Company through various economic cycles, has the knowledge, expertise and experience to understand the opportunities and challenges facing our Company and is most capable of identifying strategic priorities and opportunities. He also has the leadership and management skills to promote and execute our values and strategy, particularly given the economic environment;

•

Consolidating the positions promotes better alignment of strategic development and execution, more effective implementation of strategic initiatives, and clearer accountability for their success or failure.

•	Consolidating the positions allows timely communication with our Board on critical business matters.

Proposal 6	19

The Board believes that by establishing a strong and independent board of directors and implementing effective governance principles and practices, it has adopted measures that maintain the appropriate balance between senior management and the independent directors.

THE BOARD OF DIRECTORS RECOMMENDATION

After careful consideration, the Board believes that retaining the flexibility to determine who would best serve as Chairman of the Board remains in the best interests of Vulcan and our shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS SHAREHOLDER PROPOSAL.

Proposal 6	20

CORPORATE GOVERNANCE OF

OUR COMPANY AND PRACTICES OF

OUR BOARD OF DIRECTORS

We take our corporate governance responsibilities very seriously and have adopted Corporate Governance Guidelines that provide a framework for the governance of our company. These Corporate Governance Guidelines build on practices that we have followed for many years and demonstrate our continuing commitment to corporate governance excellence.

In addition, we have a Business Conduct Policy that applies to all of our employees and directors and deals with a variety of corporate compliance issues, including conflicts of interest, compliance with laws, confidentiality of company information, fair dealing and use of company assets. All employees and directors are required to fill out a questionnaire annually regarding their personal compliance with the Business Conduct Policy and are encouraged to report any illegal or unethical behavior of which they become aware.

Our Board has adopted a Code of Ethics for the Chief Executive Officer and Senior Financial Officers. The Code of Ethics defines “Senior Financial Officers” to include the Chief Financial Officer, Controller and Principal Accounting Officer.

The Code of Ethics covers such topics as financial reporting, conflicts of interest and compliance with laws. If we make any amendment to, or waiver of, any provision of the Code of Ethics, we will disclose such information on our website as promptly as practicable, as may be required under applicable SEC and New York Stock Exchange rules. As discussed in this proxy statement, our Governance Committee regularly reviews corporate governance developments and adopts appropriate practices as warranted. For instance, in March 2013, the Board amended the company’s by-laws to provide for a majority vote standard in uncontested director elections.

You can access our amended and restated by-laws, Corporate Governance Guidelines, Business Conduct Policy and Code of Ethics at our website www.vulcanmaterials.com or you can obtain a printed copy free of charge by writing to us at: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242. Please note that the information contained on our website is not incorporated by reference in, nor considered to be a part of, this proxy statement.

DIRECTOR INDEPENDENCE

All of our directors, with the exception of our Chairman and CEO Don James, are independent under the New York Stock Exchange listing standards, the Board’s Director Independence Criteria, and the applicable SEC rules and regulations. The New York Stock Exchange listing standards provide that a director does not qualify as independent unless our Board affirmatively determines that the director has no material relationship with our company (either directly or as a partner, shareholder or officer of an organization that has a relationship with our company). The New York Stock Exchange rules require a board to consider all of the relevant facts and circumstances in determining the materiality of a director’s relationship with our company and permit the Board to adopt and disclose standards to assist the Board in making determinations of independence. Accordingly, the Board has adopted the Director Independence Criteria to assist it in determining whether a director has a material relationship with our company.

The Director Independence Criteria provide that a director will be considered independent if he or she:

DIRECTOR INDEPENDENCE CRITERIA

(a)	has not been an employee of our company, or any of its consolidated subsidiaries, during the last three years;

(b)	has not received more than $120,000 per year in direct compensation from our company, or any of its consolidated subsidiaries, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service) during the last three years;

(c)	has not during the last three years personally performed legal or professional services for our company in an amount more than $10,000;

(d)	is not a current partner or employee of our company’s independent auditor and has not been employed by the present or former independent auditor of our company and personally worked on our company’s audit during the last three years;

(e)	during the last three years, has not been part of an interlocking directorate in which an executive officer of our company, or any of its consolidated subsidiaries, served on the compensation committee of another company that concurrently employs the director;

(f)	is not, and has not been in the past three years, an executive officer or an employee of another company (exclusive of charitable organizations) that makes payments to, or receives payments from, our company, or any of its consolidated subsidiaries, for property or services in an amount which, in any single fiscal year, exceeds the greater of $1,000,000 or 2% of the consolidated gross revenues of such other company;

Corporate Governance of Our Company and Practices of Our Board of Directors	21

(g)	has no immediate family member who is an executive officer of our company, or any of its consolidated subsidiaries;

(h)	has no immediate family member meeting any of the criteria set forth in (b) — (f); except with respect to item (d) in which case an immediate family member may be an employee (not a partner) of the independent auditor so long as such family member does not personally work on our company’s audit; and

(i)	has no other material relationship with our company, or any of its consolidated subsidiaries, either directly or as a partner, shareholder, director or officer of an organization that has a material relationship with our company or any of its consolidated subsidiaries.

In determining director independence, “immediate family member” is defined as a spouse, parent, child, sibling, mother or father-in-law, son or daughter-in-law, brother or sister-in-law and anyone (other than a domestic employee) who shares the director’s home. Individuals who are no longer immediate family members as a result of legal separation or divorce, or those who have died or become incapacitated, are not taken into consideration when determining a director’s independence. The Director Independence Criteria also require our Board to consider all relevant facts and circumstances, including a director’s commercial, industrial, banking, consulting, legal, accounting, familial and charitable relationships and such other criteria as our Board may determine from time to time.

In February 2013, the Board conducted an evaluation of director independence, based on the Director Independence Criteria, the New York Stock Exchange listing standards and applicable SEC rules and regulations. In connection with this review, the Board evaluated commercial, industrial, banking, consulting, legal, accounting and charitable relationships with each director or immediate family member and his or her related interests and our company and its subsidiaries, including those relationships described under “Transactions with Related Persons” below.

As a result of this evaluation, the Board affirmatively determined that all of the directors other than our Chairman and CEO, Don James, are independent directors under our Board’s Director Independence Criteria, the New York Stock Exchange listing standards and the applicable SEC rules and regulations.

DIRECTOR NOMINATION PROCESS

The Governance Committee considers director candidates recommended by our shareholders. Any shareholder wishing to recommend a candidate for election at the 2014 Annual Meeting must submit that recommendation in writing, addressed to the Governance Committee, in care of our Corporate Secretary, at 1200 Urban Center Drive, Birmingham, Alabama 35242, in accordance with the deadlines and procedures set forth in our by-laws. The notice should include the following:

•	The name and address of the shareholder who intends to make the nomination(s) and of the person or persons to be nominated;

•

A representation that the shareholder is a holder of record or a beneficial holder of stock entitled to vote at the meeting (including the number of shares the shareholder owns) and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice;

•

A description of all arrangements and understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	Such other information regarding each nominee proposed by such shareholder as would have been required to be included in a proxy statement filed under the proxy rules of the SEC (whether or not such rules are applicable) had each nominee been nominated, or intended to be nominated, by our Board of Directors, including the candidate’s name, biographical information, and qualifications; and

•	The written consent of each nominee to serve as a director if so elected.

The Governance Committee will identify nominees by first evaluating the current members of our Board willing to continue service. Current members of our Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for nomination, balancing the value of continuity of service by existing members of our Board with the potential benefits of obtaining new Board members. If any member of the Board does not wish to continue in service or if the Governance Committee or the Board decides not to nominate a current Board member for reelection, the Governance Committee may identify the desired skills and experience for a new nominee in light of the above criteria. Directors and members of management also may suggest candidates for Board service. Timely recommendations by our shareholders will receive equal consideration by the Governance Committee. In some cases, the committee engages, for a fee, the services of a third-party executive search firm to assist it in identifying and evaluating nominees for director.

Corporate Governance of Our Company and Practices of Our Board of Directors	22

BOARD LEADERSHIP STRUCTURE

Our Board understands the importance of evaluating and determining the optimal leadership structure so as to provide independent oversight of management. Our Board also understands that there is no single, generally accepted approach to providing Board leadership and that given the dynamic and competitive environment in which we operate, the right Board leadership structure may vary from time to time. For this reason, our Board does not have a policy with respect to the separation of the offices of Chairman of the Board and Chief Executive Officer. The Board has determined that our company should have the flexibility to combine or separate these functions as circumstances deem appropriate. The Board believes that it is in the best interests of our company and its shareholders to have Don James serve as our Chairman of the Board and CEO, at this time. In addition, our Corporate Governance Guidelines provide for an independent lead director of the Board, a position elected annually from among the independent directors on our Board.

Our Board believes that there are a number of advantages to consolidating the positions of Chairman and CEO, including the following:

•

Mr. James, with 20 years of experience with our company, including 15 years of experience as CEO, has led the company through various economic cycles, has the knowledge, expertise and experience to understand the opportunities and challenges facing our company and is most capable of identifying strategic priorities and opportunities. He also has the leadership and management skills to promote and execute our values and strategy;

•

Consolidating the positions allows Mr. James to lead board discussions regarding our business and strategy, and provides decisive and effective leadership for our company, eliminating the potential for confusion;

•	Combining the positions creates a firm link between management and the Board that promotes the development and implementation of our corporate strategy; and
•	Consolidating the positions allows timely communication with our Board on critical business matters.

Based on these advantages and the factors listed below, our Board has determined that this leadership structure is optimal for our company at this time.

In considering its leadership structure, our Board has taken a number of additional factors into account. The Board, which consists exclusively of independent directors other than Mr. James and all of whom are highly qualified and experienced, exercise a strong independent oversight function. This oversight function is enhanced by the fact that all of the Board’s committees, other than the Executive Committee, are comprised entirely of independent directors. Most significantly, our Corporate Governance Guidelines provide for an independent lead director, a position which is elected annually from among the independent directors of our Board. Among other things, the lead director is responsible for:

•	presiding at all meetings or sessions of meetings of the Board at which the Chairman is not present, including at executive sessions of the non-management and independent directors;

•	serving as liaison between the Chairman and the non-management and independent directors;

•	approving Board meeting schedules to assure that there is sufficient time for discussion of all agenda items, as well as meeting agendas and information sent to the Board;

•	having authority to call meetings of the non-management and independent directors; and

•	if requested by major shareholders, ensuring that he or she is available for consultation and direct communication.

Our Board believes that these factors provide the appropriate balance between the authority of those who oversee our company and those who manage it on a day-to-day basis. For additional information regarding how oversight is exercised and how the Board receives information from our committees performing risk management and oversight functions, see “Risk Management” on page 26.

NON-MANAGEMENT EXECUTIVE SESSIONS AND LEAD DIRECTOR

Our Board of Directors has adopted a policy relating to non-management executive sessions. Under this policy, the Board of Directors meets at each regularly scheduled Board meeting in an executive session in which management directors and other members of management are not present. During 2012, the non-management directors met in executive session five times.

The Board annually elects a lead director from among the independent directors. The duties of the lead director are delineated in our Corporate Governance Guidelines, which are available on our website at www.vulcanmaterials.com. Phillip W. Farmer currently serves as the lead director.

MEETINGS AND ATTENDANCE

Our Board held eleven meetings, either in person or by written consent, in 2012, and each director attended more than 75%

of the total number of meetings of the Board and meetings of the committees of which he or she was a member.

Corporate Governance of Our Company and Practices of Our Board of Directors	23

ANNUAL MEETING POLICY

Our directors are expected to attend the Annual Meeting of Shareholders. In furtherance of this policy, our Board holds a regularly scheduled Board meeting on the same day as the

Annual Meeting of Shareholders. In 2012, all of the Board members attended the Annual Meeting.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has established six standing committees as follows:

DIRECTOR	AUDIT COMMITTEE	COMPENSATION COMMITTEE	EXECUTIVE COMMITTEE	FINANCE COMMITTEE	GOVERNANCE COMMITTEE	SAFETY, HEALTH AND ENVIRONMENTAL AFFAIRS COMMITTEE
Philip W. Farmer	•				•
H. Allen Franklin		•	•			•
Donald M. James			•
Ann McLaughlin Korologos			•		•	•
Douglas J. McGregor	•		•	•
Richard T. O’Brien	•		•			•
James T. Prokopanko		•			•
Donald B. Rice		•	•		•
Lee J. Styslinger, III		•		•
Vincent J. Trosino	•			•
Kathleen Wilson-Thompson				•		•

The number of meetings held by each committee in 2012 was as follows:

COMMITTEE	NUMBER OF MEETINGS
Audit	8
Compensation	4
Executive	0
Finance	4
Governance	3
Safety, Health and Environmental Affairs	2

The charters of the Audit, Compensation and Governance Committees are available on our website at vulcanmaterials.com. You can also obtain a printed copy free of charge by writing to us at: Corporate Secretary, Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242.

All of the Board Committees, other than the Executive Committee, are composed entirely of independent, non-management directors.

EXECUTIVE COMMITTEE

The Executive Committee has the same powers as our Board of Directors, except as limited by the New Jersey Business Corporation Act. Pursuant to its charter, the Executive Committee’s primary function is to exercise the powers of the Board of Directors on urgent matters arising between regularly scheduled board meetings when a quorum of the full Board is not available. Members of the Executive Committee are Messrs. James (Chair), Franklin, McGregor, O’Brien, Rice and Ms. Korologos.

AUDIT COMMITTEE

The Audit Committee advises our Board and management from time to time with respect to internal controls, financial systems and procedures, accounting policies and other significant aspects of our company’s financial management. Pursuant to its charter, the Audit Committee selects our company’s independent registered public accounting firm and oversees the arrangements for, and approves the scope of, the audits to be performed by the independent registered public accounting firm. The Audit Committee’s primary responsibilities under its written charter include the following:

•

Hiring, evaluating and, when appropriate, replacing the independent registered public accounting firm, whose duty it is to audit our books and accounts and our internal control over financial reporting for the fiscal year in which it is appointed;

Corporate Governance of Our Company and Practices of Our Board of Directors	24

•

Determining the compensation to be paid to the independent registered public accounting firm and, in its sole discretion, approving all audit and engagement fees and terms and pre-approving all auditing and non-auditing services of such firm, other than certain de minimis non-audit services;

•

Reviewing and discussing with management, the independent registered public accounting firm and internal auditors our internal reporting, audit procedures and the adequacy and effectiveness of our disclosure controls and procedures;

•

Reviewing and discussing with management and the independent registered public accounting firm the audited financial statements to be included in our Annual Report on Form 10-K, the quarterly financial statements to be included in our Quarterly Reports on Form 10-Q, our disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and the selection, application and disclosure of accounting policies used in our financial statements;

•	Reviewing and discussing with management quarterly earnings press releases and financial information and earnings guidance provided to analysts and rating agencies; and

•	Reviewing and reassessing the adequacy of the Audit Committee Charter adopted by our Board of Directors, and recommending proposed changes to our Board of Directors.

In addition, the Audit Committee is responsible for reviewing and discussing with management our company’s policies with respect to risk assessment and risk management. Further information about the role of the Audit Committee in risk assessment and risk management are included in the section entitled “Risk Management.”

The Audit Committee has established policies and procedures for the pre-approval of all services by the independent registered public accounting firm. See “Pre-Approval of Services Performed by Independent Registered Accounting Firm” on page 29 for more information.

The Audit Committee has also established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received by our company regarding its accounting, internal controls and auditing matters. See “Policy on Reporting of Concerns regarding Accounting Matters” on page 27 for more information.

The members of the Audit Committee are Messrs. O’Brien (Chair), Farmer, McGregor and Trosino. All members of our Audit Committee are non-management directors. Our Board of Directors has determined that each is “independent” and “financially literate” within the meaning of the listing standards of the New York Stock Exchange, SEC rules and regulations, and the Director Independence Criteria adopted by our Board of Directors and posted on our website at www.vulcanmaterials.com under “Investor Relations.” In addition, our Board has determined that Mr. O’Brien is an “audit committee financial expert” as defined by rules adopted by the SEC. More details about the role of the Audit Committee may be found in the Report of the Audit Committee on page 28 of this proxy statement.

COMPENSATION COMMITTEE

The Compensation Committee determines and oversees the execution of our company’s executive compensation philosophy, and oversees the administration of our company’s executive compensation plans.

The Compensation Committee is responsible for, among other things:

•	determining and setting the amount of compensation paid to each of our executive officers, including the CEO, senior corporate officers and heads of our regional business units;

•	reviewing compensation plans relating to our officers;

•	interpreting and administering the Executive Incentive Plan and the 2006 Omnibus Long-Term Incentive Plan; and

•	making recommendations to the Board with respect to compensation paid by our company to any director.

The Compensation Committee also reviews and discusses with management the Compensation Discussion and Analysis required by SEC rules to be included in our proxy statement.

The Compensation Committee has engaged Compensation Strategies, Inc. as its independent compensation consultant. For a description of the process undertaken by the Compensation Committee to set compensation and the role of Compensation Strategies in that process, please refer to the section entitled “Compensation Discussion and Analysis” in this proxy statement.

The members of the Compensation Committee are Dr. Rice (Chair), and Messrs. Franklin, Prokopanko and Styslinger. The Compensation Committee is composed solely of non-management directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange, SEC rules and regulations and the Board’s Director Independence Criteria. In addition, each Compensation Committee member is a “nonemployee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, and is an outside director as defined in Section 162(m) of the Internal Revenue Code.

GOVERNANCE COMMITTEE

The Governance Committee is responsible for reviewing and assessing our policies and practices relating to corporate governance, including our Corporate Governance Guidelines. The Governance Committee also plans for the succession of the CEO and other senior executives. In addition, the Governance Committee serves as the nominating committee and is responsible for identifying and assessing director candidates, including making recommendations to our Board regarding such candidates. In fulfilling its responsibilities, the Governance Committee, among other things:

•	identifies individuals qualified to become Board members consistent with criteria established in its charter;

Corporate Governance of Our Company and Practices of Our Board of Directors	25

•	recommends to our Board director nominees for the next Annual Meeting of shareholders; and

•	evaluates individuals suggested by shareholders as director nominees.

The directors are responsible for overseeing our company’s business consistent with their fiduciary duty to our shareholders. The Board and the Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and our company’s current and future needs.

In recommending director candidates to the Board, the Governance Committee considers all of the factors listed under “Director Qualifications” set forth in this proxy statement.

The Governance Committee believes it appropriate for at least one member of the Board to meet the criteria for an “audit committee financial expert” as defined by the SEC rules, and that a substantial majority of the members of the Board meet the definition of “independent” as defined by the listing standards of the New York Stock Exchange, SEC rules and regulations and the Board’s Director Independence Criteria.

The Governance Committee also reviews our Board’s committee structure and recommends to our Board, for its approval, directors to serve as members of each committee. The Governance Committee also is responsible for overseeing the evaluations of the Board and its committees.

Members of the Governance Committee are Ms. Korologos (Chair), and Messrs. Farmer, Prokopanko and Rice. The Governance Committee is composed solely of non-management directors who are “independent” within the meaning of the listing standards of the New York Stock Exchange, SEC rules and regulations and the Board’s Director Independence Criteria.

SAFETY, HEALTH AND ENVIRONMENTAL AFFAIRS COMMITTEE

The Safety, Health and Environmental Affairs Committee has the responsibility for reviewing our policies, practices and programs with respect to the management of safety, health and environmental affairs. It also monitors our compliance with safety, health and environmental laws and regulations. Every member of this Committee is a non-management director who is “independent” within the meaning of the listing standards of the New York Stock Exchange, SEC rules and regulations and the Board’s Director Independence Criteria. Members of the Safety, Health and Environmental Affairs Committee are Mr. Franklin (Chair), Ms. Korologos, Mr. O’Brien and Ms. Wilson-Thompson.

FINANCE COMMITTEE

The Finance Committee has responsibility for overseeing our financial policies. It recommends to our Board financial policies and actions to accommodate our goals and operating strategies while maintaining a sound financial condition. Its functions include keeping informed about our financial condition, recommending a dividend policy, reviewing and recommending changes in the quarterly dividend payments, and evaluating and making recommendations concerning the appropriate mix of debt and equity, incurrence of long-term debt, and changes in the authorized limit of short-term debt. The Finance Committee also is responsible for overseeing the funding and management of assets for pension plans sponsored by our company. To fulfill these functions, it establishes funding policies and methods consistent with pension plan objectives and the Employee Retirement Income Security Act of 1974, as amended, selects and removes investment managers, and appoints trustees for the pension plans. Every member of this Committee is a non-management director who is “independent” within the meaning of the listing standards of the New York Stock Exchange, SEC rules and regulations and the Board’s Director Independence Criteria. Members of the Finance Committee are Mr. McGregor (Chair), Messrs. Styslinger, Trosino and Ms. Wilson-Thompson.

RISK MANAGEMENT

Although the Board of Directors has the ultimate oversight responsibility for the risk management process, various committees of the Board assist the Board in fulfilling its oversight responsibilities in certain areas of risk. In particular, the Audit Committee focuses on financial risk, including internal controls, and discusses with management, the internal auditors, and our independent registered public accounting firm our company’s policies with respect to risk assessment and risk management. Our Audit Committee also assists the Board in fulfilling its duties and oversight responsibilities relating to our company’s compliance and ethics programs. In addition, our Safety, Health and Environmental Affairs Committee assists the Board in fulfilling its responsibilities with respect to monitoring operational risks and compliance with safety, health and environmental laws and regulations and works closely with our company’s legal and regulatory groups. The Compensation Committee also assists the Board in fulfilling its oversight responsibilities to create long-term value for our company, while discouraging behavior that leads to excessive risk taking. Finally, the Finance Committee assists the Board in managing risk relating to investment of the pension funds assets and debt/leverage risks. The Board is kept informed of its Committees’ risk oversight and other activities through reports of the Committees’ chairs to the Board. These reports are presented at Board meetings and include discussions of Committee agenda topics. The Board also considers specific risk topics, including risks associated with our strategic plan, our capital structure and our development activities.

Corporate Governance of Our Company and Practices of Our Board of Directors	26

Our company’s management is responsible for day-to-day risk management. Our legal; safety, health and environmental (SHE); risk management; and internal audit areas serve as the primary monitoring and testing function of policies and procedures and manage the oversight of risk management for the company as a whole.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing our company and that our Board structure supports this approach.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None.

TRANSACTIONS WITH RELATED PERSONS

None.

SHAREHOLDER COMMUNICATION WITH OUR BOARD OF DIRECTORS

Our Board has established a process for shareholders and other interested parties to communicate directly with the lead director or with the non-management directors individually or as a group. Any shareholder or other interested party who desires to contact one or more of our non-management directors, including our Board’s lead director, may send correspondence to the following address:

Board of Directors (or lead director or name of individual director)

c/o Corporate Secretary

Vulcan Materials Company

1200 Urban Center Drive

Birmingham, Alabama 35242

All such communications will be forwarded to the appropriate director or directors specified in such communications as soon as practicable in accordance with the Policy on Shareholder Communications with the Board, adopted by the independent directors in February 2004.

POLICY ON REPORTING OF CONCERNS REGARDING ACCOUNTING MATTERS

Our Business Conduct Policy (available on our website at www.vulcanmaterials.com under the heading “Investor Relations” under the subheading “Corporate Governance”) sets forth our policies regarding reporting of accounting-related concerns or complaints (as well as reporting of other concerns or complaints) to our Compliance Officer or the Audit Committee.

Any shareholder or interested party who has any concerns or complaints relating to accounting, internal accounting controls or auditing matters, may contact the Audit Committee by writing to the following address:

Vulcan Audit Committee

c/o Corporate Secretary

Vulcan Materials Company

1200 Urban Center Drive

Birmingham, Alabama 35242

Corporate Governance of Our Company and Practices of Our Board of Directors	27

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board is responsible for, among other things, reviewing our company’s financial statements with management and our company’s independent registered public accounting firm. The Audit Committee acts under a written charter which is available on our website at www.vulcanmaterials.com. Each member of the Audit Committee is an independent director as determined by our Board, based on the requirements of the New York Stock Exchange, the SEC and our Board’s Director Independence Criteria.

Our company’s management has the primary responsibility for our company’s financial statements and financial reporting process, including the system of internal controls. Deloitte & Touche LLP, our independent registered public accounting firm, is responsible for expressing an opinion on the conformity of our company’s audited financial statements with generally accepted accounting principles. Our independent registered public accounting firm also audits, in accordance with the standards of the Public Company Accounting Oversight Board (the “PCAOB”), the effectiveness of our company’s internal control over financial reporting. The Audit Committee is responsible for monitoring and overseeing these processes.

In this context, the Audit Committee has reviewed and discussed our company’s audited financial statements with management and the independent registered public accounting firm. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as amended. In addition, the Audit Committee has received from the independent registered public accounting firm the written disclosures and letter required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant its independence. The Audit Committee has also considered whether the independent registered public accounting firm’s provision of any non-audit services is compatible with the firm’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from our company and management.

Based on the reviews and discussions noted above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our company’s Annual Report on Form 10-K for the year ended December 31, 2012, for filing with the SEC.

Dated: February 22, 2013

AUDIT COMMITTEE

Richard T. O’Brien, Chair

Phillip W. Farmer

Douglas J. McGregor

Vincent J. Trosino

The Report of the Audit Committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the Report of the Audit Committee by reference therein.

Report of the Audit Committee	28

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FEES PAID TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Aggregate fees billed to us for the fiscal years ended December 31, 2012 and 2011, by Deloitte & Touche LLP, and its affiliates, all of which are subsidiaries of Deloitte, LLP, the United States member firm of Deloitte Touche Tohmatsu Limited, were as follows:

	2012	2011
Audit Fees (1)	$2,999,141	$3,565,530
Audit Related Fees (2)	309,622	253,757
Tax Fees (3)	53,203	65,713
All Other Fees	0	0
Total	$3,361,966	$3,885,000
(1)	Consists of fees for the audit of our financial statements, including the audit of the effectiveness of our internal control over financial reporting, reviews of our quarterly financial statements, services associated with other Securities and Exchange Commission filings, and services associated with debt and common stock offerings.

(2)	Consists of fees for the audits of our employee benefit plans and accounting consultations relating to various asset sale transactions.

(3)	Consists of fees for services related to state tax audits, credits and refund claims.

PRE-APPROVAL OF SERVICES PERFORMED BY INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has policies and procedures that require the pre-approval by the Audit Committee of all fees paid to, and all services performed by, our company’s independent registered public accounting firm. At the beginning of each year, the Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees, to be rendered by the independent registered public accounting firm during the year.

During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent registered public accounting firm.

The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting. The Audit Committee pre-approved all audit, audit-related, tax and other services performed by Deloitte & Touche LLP during the fiscal year ended December 31, 2012.

No audit-related, tax or other services were rendered in 2012 pursuant to the de minimis exception to the pre-approval requirement set forth in the Securities Exchange Act Rule 2-01(c)(7)(i)(C).

Independent Registered Public Accounting Firm	29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following is information regarding persons known to us to have beneficial ownership of more than 5% of the outstanding common stock of our company, which is our only outstanding class of voting securities, as of the dates indicated in the footnotes below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)		Percent of Class
State Farm Mutual Automobile Insurance Company and Affiliates One State Farm Plaza Bloomington, Illinois 61710	12,740,071	(1)	9.82%
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	10,986,548	(2)	8.40%
Dodge & Cox 555 California Street 40th Floor San Francisco, California 94104	10,473,598	(3)	8.10%
Southeastern Asset Management, Inc. 6410 Poplar Avenue, Suite 900 Memphis, Tennessee 38119	8,260,292	(4)	6.40%
The Vangard Group, Inc. 100 Vangard Blvd Malvern, Pennsylvania 19355	7,751,146	(5)	5.98%
(1)	Based on information contained in a Schedule 13G/A filed with the SEC on February 6, 2013. According to the Schedule 13G, the listed entity has sole voting and dispositive power over 12,680,600 shares.

(2)	Based on information contained in a Schedule 13G/A filed with the SEC on February 14, 2013. These securities are owned by various individuals and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	Based on information contained in a Schedule 13G/A filed with the SEC on February 13, 2013.

(4)	Based on information contained in a Schedule 13G filed with the SEC on January 9, 2013.

(5)	Based on information contained in a Schedule 13G, dated February 7, 2013, filed with the SEC.

Security Ownership of Certain Beneficial Owners and Management	30

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information, unless otherwise indicated, as of March 1, 2013, regarding beneficial ownership of our company’s common stock, our only outstanding class of equity securities, by each of our directors, each of our NEOs identified in the Summary Compensation Table on page 45 of this proxy statement, and the directors and executive officers as a group. We believe that, for each of the individuals set forth in the table below, such individual’s financial interest is aligned with the interests of our other shareholders because the value of such individual’s total holdings will increase or decrease in line with the price of our common stock.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)
Non-employee Directors (1)	Shares Owned Directly or Indirectly		Restricted Shares	Phantom Shares Held Pursuant to Plans	Total	Percent of Class
Phillip W. Farmer	6,120	(2)	0	39,782	45,902		*
H. Allen Franklin	0		4,000	36,607	40,607		*
Ann McLaughlin Korologos	4,380		0	29,769	34,149		*
Douglas J. McGregor	9,249	(3)	0	75,552	84,801		*
Richard T. O’Brien	0		0	8,448	8,448		*
James T. Prokopanko	0		0	6,387	6,387		*
Donald B. Rice	49,683		0	22,921	72,604		*
Lee J. Styslinger, III (4)	0		0	0	0		*
Vincent J. Trosino	11,584	(5)	0	29,688	41,272		*
Kathleen Wilson-Thompson	0		0	6,387	6,387		*

CEO and other NEOs (6)	Shares Owned Directly or Indirectly	Exercisable Options	Thrift Plan	Deferred Stock Units	Total	Percent of Class
Don James	114,725	887,600	33,578	238,355	1,274,258	1.0%
Dan Sansone	32,785	210,140	22,992	26,651	293,268	*
Danny Shepherd	23,773	155,410	10,955	7,597	197,735	*
John McPherson	0	231,409	699	0	232,078	*
Bob Wason	12,728	111,670	3,585	7,492	135,475	*
Alan Wessel	2,990	69,050	8,193	0	80,233	*
All Directors and Executive Officers as a group (21 persons)					3,121,512	2.4%
*	Less than 1% of issued and outstanding shares of our company’s common stock.

(1)	Beneficial ownership for the non-employee directors includes all shares held of record or in street name and, if noted, by trusts or family members. The amounts also include restricted shares granted under our Restricted Stock Plan for Non-employee Directors, phantom shares settled in stock accrued under the Directors’ Deferred Compensation Plan, and deferred stock units awarded under the Deferred Stock Plan for Non-employee Directors and the 2006 Omnibus Long-Term Incentive Plan.

(2)	All shares are held in a trust of which Mr. Farmer is the trustee.

(3)	Includes 1,454 shares held in a trust of which Mr. McGregor is the trustee.

(4)	Mr. Styslinger was elected to the Board on March 7, 2013.

(5)	Includes 2,000 shares held in a trust of which Mr. Trosino is the trustee.

(6)	Beneficial ownership for the executive officers includes shares held of record or in street name. The amounts also include shares that may be acquired upon the exercise of options which are presently exercisable or that will become exercisable on or before May 1, 2013, shares credited to the executives’ accounts under our 401(k) and Profit Sharing Retirement Plan and deferred stock units.

Security Ownership of Certain Beneficial Owners and Management	31

EQUITY COMPENSATION PLANS

The table below sets forth information regarding the number of shares of our common stock authorized for issuance under all of our equity compensation plans as of December 31, 2012.

EQUITY COMPENSATION PLAN INFORMATION
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1):
1996 Long-Term Incentive Plan (For Employees) (2)
Stock Options	2,419,240	$60.83
Performance Share Units	0
Deferred Stock Units	26,746
Total 1996 Long-Term Incentive Plan	2,445,986		0	(2)
Deferred Stock Plan for Non-employee Directors (2)	6,384		0	(2)
Restricted Stock Plan for Non-employee Directors (2)	6,294		0	(2)
2000 Florida Rock Industries Amended & Restated Stock Plan (3)
Stock-Only Stock Appreciation Rights	126,285	$45.82
Performance Share Units	30,816
Total 2000 Florida Rock Industries Stock Plan	157,101		0	(3)
2006 Omnibus Long-Term Incentive Plan
Stock-Only Stock Appreciation Rights	2,845,079	$55.62
Performance Share Units	1,020,654
Restricted Stock Units	1,000
Deferred Stock Units for Non-employee Directors	113,754
Total 2006 Omnibus Plan	3,980,487		4,932,597
Equity compensation plans not approved by security holders	NONE		NONE
Total of All Plans	6,596,252		4,932,597
(1)	All of our company’s equity compensation plans have been approved by the shareholders of our company or, in the case of the 2000 Florida Rock Industries Amended and Restated Stock Plan, by the shareholders of Florida Rock Industries, Inc. prior to our acquisition of that company. Column (a) sets forth the number of shares of common stock issuable upon the exercise of options, warrants or rights outstanding under the 1996 Long-Term Incentive Plan, the Deferred Stock Plan for Non-employee Directors, the Restricted Stock Plan for Non-employee Directors, the 2000 Florida Rock Industries Amended and Restated Stock Plan, and the 2006 Omnibus Long-Term Incentive Plan (Omnibus Plan). The weighted-average exercise price of outstanding stock options is shown in Column (b). The remaining number of shares that may be issued under the equity compensation plans are shown in Column (c).

(2)	Future grants will not be made under these plans. The plans will be used only for the administration and payment of grants that were outstanding when the Omnibus Plan was approved.

(3)	This plan was approved by the shareholders of Florida Rock Industries, Inc. Shares available have been adjusted for the merger transaction. Units were only available for granting of awards until September 30, 2010. Future grants will not be made under this plan. The plan will be used only for the administration and payment of grants that are outstanding.

Equity Compensation Plans	32

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis as set forth below with management and, based on such review and discussions, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

THE COMPENSATION COMMITTEE

Donald B. Rice, Chair

H. Allen Franklin

James T. Prokopanko

Compensation Committee Report	33

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE SUMMARY

In our Corporate Mission Statement, we state that our success is dependent upon the talent, dedication and performance of all employees. Therefore, our compensation program for our NEOs is intended to motivate them to achieve our strategic goals and operational plans and to provide competitive levels of rewards for doing so. To encourage and reward superior performance, we have linked a substantial portion of our NEOs’ 2012 compensation to our performance as measured by Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA), and total shareholder return (TSR) of our company’s common stock relative to the TSR of the companies that comprise the S&P 500 index. (See Annex C for a reconciliation of non-GAAP financial measures to our results reported under GAAP). As shown below, over 77% of the target 2012 compensation of our CEO and over 64% of the 2012 target compensation of our other NEOs is linked to our company’s performance.

The total compensation for each NEO is reviewed annually and is based on

•	individual performance

•	recent and long-term company performance

•	competitive or market levels of compensation

Vulcan’s executive compensation program is centered on a pay-for-performance philosophy which aligns executive compensation with shareholder value. In 2012, the company’s performance was affected by the challenging economic environment and continued slow economic recovery in the construction industry. As detailed below, and earlier in this proxy statement (on page 14), our Compensation Committee has taken several actions to adjust executive compensation to reflect the company’s performance during the economic downtown, ensuring that executive compensation levels are well aligned with shareholders’ interests.

2012 COMPENSATION HIGHLIGHTS

At our Annual Meeting of Shareholders held in June 2012, an overwhelming majority (93.5%) of the votes cast on the say-on-pay proposal at the meeting were voted in favor of the proposal. The Compensation Committee believes this vote affirmed our shareholders’ support of our approach to executive compensation and, therefore, the Compensation Committee did not significantly change its approach in 2012. However, the Compensation Committee adjusted the mix of 2012 long-term awards to link a greater portion of the NEOs’ compensation to measurable financial performance. The Compensation Committee will continue to consider the outcome of the company’s say-on-pay votes when making future compensation decisions for our NEOs.

Compensation Discussion and Analysis	34

The following illustrates how we aligned our compensation practices with our goals and results in 2012:

•	Froze the base salary of the CEO and all but one of the other NEOs for 2012;

•	Paid cash bonuses to the CEO and other NEOs in March 2013 for improved 2012 EBITDA performance based on pre-established targets. These payments for the
CEO and three other NEOs were the first cash bonuses since fiscal year 2007; and

•

Granted long-term equity opportunities for the CEO and other NEOs exclusively in the form of performance-based PSUs. Payouts will be based on the company’s total shareholder return (TSR) performance relative to the companies that comprise the S&P 500 index.

2012 COMPENSATION COMMITTEE ACTIONS

COMPENSATION ELEMENT	ACTION	OUR NORMAL PRACTICE	REASON FOR ACTION
Base salary	Our CEO was not given a salary increase. One NEO received a promotional increase of 6.1%. The remaining NEOs were not given a salary increase.	Normally we grant our NEOs a market competitive level of salary increase, based upon company performance, individual performance and the prevailing economic environment.	In February 2012, based on market information reported for executive merit increases and guidance from the Compensation Committee’s independent compensation consultant, the Compensation Committee concluded that it would not be appropriate to increase NEO base salaries, except for one NEO who was promoted.
Annual performance- based bonus	Cash bonuses were paid to the CEO and each NEO based on 2012 company performance against pre-established targets.	Normally reflects competitive practice, company performance and individual performance.	Based on improving company performance as measured by adjusted EBITDA, cash bonuses were earned for 2012 company performance (paid in 2013).
Long-term equity- based incentive awards	The CEO was granted a long-term incentive (LTI) award slightly below the median competitive level. Three other of the NEOs were granted LTI awards valued somewhat above median competitive levels. One NEO was granted an LTI award at median level.	Normally we grant LTI awards at median competitive levels. The Compensation Committee also considers the total compensation level in actual awards.	Three of the NEOs received enhanced performance-based awards (in the form of PSUs). The Compensation Committee believed these enhanced awards were appropriate to maintain competitive compensation and for retention.

Compensation Discussion and Analysis	35

COMPENSATION PHILOSOPHY

The dedication and performance of our employees, including our NEOs, enable us to accomplish our corporate goals. Our compensation program for our NEOs is intended to motivate them to achieve our strategic goals and operational plans while adhering to our high ethical business standards. We attempt to motivate the NEOs by:

•

keeping our salaries and benefits competitive with industrial companies of similar size, enabling us to hire and retain individuals of the highest caliber and to discourage them from seeking other employment opportunities;

•	paying short-term cash bonuses based upon company financial performance and individual performance;

•	linking a meaningful portion of compensation to our company’s measurable performance through the use of PSUs;

•	motivating, recognizing, and rewarding individual excellence; and

•	paying a meaningful portion of total compensation in our stock and encouraging significant stock accumulation to align the interests of our management with those of shareholders.

COMPENSATION COMMITTEE: ROLES AND RESPONSIBILITIES

The Compensation Committee, which is composed entirely of independent directors, administers our executive compensation program in accordance with the Compensation Committee’s charter. The current charter is available on our website at www.vulcanmaterials.com. The role of the Compensation Committee is to:

•	annually review and approve corporate goals and objectives relevant to the compensation of our CEO and then:

•	evaluate the CEO’s performance relative to these goals and objectives,

•	set the CEO’s compensation levels based on this evaluation,
•	report the Compensation Committee’s decisions to the full Board of Directors;

•	determine and set base salary and awards made to NEOs under our incentive compensation plans and equity-based plans;

•	administer our Executive Incentive Plan (EIP) and 2006 Omnibus Long-Term Incentive Plan (Omnibus Plan);

•	report to the Board its approval or disapproval of management’s recommendations for material changes in existing retirement and benefit plans applicable to the NEOs; and

•	make regular reports to the Board, including an annual report, explaining its determination of compensation levels for the CEO and the other NEOs.

Our NEOs for 2012 were:

Don James	Chairman and Chief Executive Officer

Dan Sansone	Executive Vice President and Chief Financial Officer

Danny Shepherd	Executive Vice President and Chief Operating Officer

John McPherson	Senior Vice President, East Region

Bob Wason	Senior Advisor to Executive Team

Alan Wessel (1)	Senior Vice President, West Region
(1)	Mr. Wessel retired effective February 1, 2013.

When making executive compensation decisions, the Compensation Committee reviews compensation tally sheets that show the CEO’s and the other NEOs’ total compensation. Each of these tally sheets presents the dollar value of target and actual compensation for the NEOs broken out into 1) base salary, 2) annual performance-based bonus, and 3) long-term equity-based incentive awards.

Compensation Discussion and Analysis	36

COMPENSATION CONSULTANT

As stated in its charter, the Compensation Committee is authorized to retain external advisors and consultants at the company’s expense. In 2012, the Compensation Committee engaged Compensation Strategies, Inc. (CSI) as its independent compensation consultant. CSI acts at the direction of, and reports to, the Compensation Committee, although it meets with management from time to time to discuss compensation initiatives and issues. Outside of its direct engagement by the Compensation Committee as the independent consultant to the Compensation Committee with respect to executive compensation matters, CSI does not provide other services to our company.

In our compensation engagement, CSI

•

conducts periodic comprehensive studies of executive compensation and makes recommendations regarding the components of executive compensation, including target levels for 1) base salary, 2) annual performance-based bonus, 3) long-term equity-based incentive awards, and 4) change-in-control protections;

•	advises the Compensation Committee regarding competitive practices, the design of new programs and new laws, rules, and regulations relating to executive compensation; and

•	prepares an annual study of board compensation and makes recommendations to the Compensation Committee.

In 2012, CSI

•

provided the Compensation Committee with observations on the relative competitiveness of our compensation programs with comparable companies (based upon its review of the various components of market data set forth above);

•	provided its recommendations with respect to Board compensation, as well as its advice on regulatory compliance and development of new programs; and

•	conducted an executive market study to ensure that our compensation programs are reasonable and competitive.

Representatives of CSI attended three meetings of the Compensation Committee in 2012 and participated in an executive session of the Compensation Committee at which time the compensation of our CEO, Don James, was determined. Mr. James did not attend this executive session.

In 2012, we paid CSI $90,600 in connection with executive compensation consulting services. The Compensation Committee considered any relationships that CSI has had with the company, the members of the Compensation Committee and our executive officers as well as the policies CSI has in place to maintain its independence and objectivity and determined that CSI’s work as the Compensation Committee’s compensation consultant in 2012 did not raise any conflicts of interest.

BENCHMARKING TOTAL COMPENSATION

For compensation decisions made in February 2012, we conducted a benchmarking study and analysis of total compensation in December 2011. As a part of this study, total direct compensation paid to our CEO and other NEOs was benchmarked against a composite group of companies (“comparison group”). By use of statistical regression analysis, compensation data from that group is adjusted to reflect the size of our company. The benchmarking data is used to determine market-based (median) levels for the three principal elements of compensation: 1) base salary, 2) annual performance-based cash bonus and 3) long-term equity-based incentive awards. With the assistance of CSI, the Compensation Committee also annually reviews the composition of the comparison group to ensure that included companies continue to be relevant for comparative purposes.

The total compensation for each NEO is reviewed annually and is based on:

•	recent and long-term company performance;

•	performance of certain business units;

•	individual performance; and

•	competitive or market levels of compensation.

The comparison group was composed of 23 companies from the following industries: Construction Materials; Building Products; Construction Equipment; Engineering & Construction; Forest Products; Coal Mining; Metals Mining; and Metal Producers/Manufacturers, as set forth in the following table. The company’s assets and market capitalization are in the mid-range of the group.

Compensation Discussion and Analysis	37

COMPARISON GROUP

• Arch Coal Inc.	• Martin Marietta Materials, Inc.	• Shaw Group Inc.

• CONSOL Energy Inc.	• Masco Corporation	• Sherwin-Williams Company

• Cummins Inc.	• Massey Energy Company	• Stanley Black & Decker, Inc.

• Danaher Corporation	• MeadWestvaco Corporation	• Temple-Inland Inc.

• Freeport-McMoran Copper & Gold	• Newmont Mining Corporation	• Texas Industries, Inc.

• Granite Construction Inc.	• Nucor Corporation	• U.S. Steel Corporation

• Jacobs Engineering Group Inc.	• PPG Industries, Inc.	• Weyerhaeuser Company

• Louisiana-Pacific Corporation	• Peabody Energy Corporation

In addition, CSI conducted an executive market study (using survey data from Aon Hewitt and Towers Watson) that compared the compensation payable to our NEOs to the compensation payable to similarly situated officers among U.S. manufacturing companies with revenues between $1 billion and $4.9 billion.

Taking into account CSI’s analysis of the comparison group and the Aon Hewitt and Towers Watson survey data, the Compensation Committee determined the 25th, median, and 75th percentiles of compensation relative to its peers. For each of the NEOs, we seek to provide target compensation at the median level indicated by this analysis because it allows us to attract and retain employees and helps us to manage the overall cost of our compensation program. Each element of our compensation program is set forth below, with an explanation of the factors the Compensation Committee considered in making the awards. Based on the results of the competitive benchmarking, we have established short-term and long-term target levels for each of the NEOs.

Base salary, short-term incentive opportunity and long-term incentive opportunity are targeted at the median competitive levels. For both short-term and long-term incentives, these levels are expressed as a percentage of base salary. The target award percentages vary by position and level of responsibility. In our view, as the level of responsibility for an executive increases, so should the reward/risk of increased or decreased total compensation. We achieve this balance through higher target levels of short-term performance-based bonuses and long-term equity awards, the actual payment of which will vary with the performance of our company.

THE ROLE OF THE CEO IN THE COMPENSATION DETERMINATION PROCESS

The CEO is responsible for conducting an annual performance evaluation of each of the other NEOs. The evaluations take into account such items, among others, as the:

•	financial performance of the business unit or function for which the executive officer is responsible;

•	effective development of management talent and succession planning;

•	safety, health and environmental performance;

•	effective management of our company’s natural resources; and

•	adherence to our company’s mission and values.

In addition, the CEO can request input from CSI regarding competitive practices. Based on the foregoing and the results of the competitive benchmarking report, the CEO makes a recommendation to the Compensation Committee for the compensation of each of the other NEOs, broken out into:

•	base salary;

•	annual performance-based bonus; and

•	long-term equity-based incentive awards.

The Compensation Committee meets to discuss and consider the recommendations of the CEO as well as the compensation information described above and then sets the compensation of the NEOs. The CEO participates in these meetings. While the Compensation Committee gives appropriate consideration to the information presented by the CEO, the Compensation Committee may adjust the recommendations and set the compensation for the other NEOs based on its review of the relevant compensation information and considerations.

In executive session (excluding the CEO), the Compensation Committee separately reviews the performance of the CEO and determines his compensation, including his base salary, annual performance-based bonus, and long-term equity-based incentive awards. In setting such compensation, the Compensation Committee takes into account the recommendations made by CSI. After the Compensation Committee has determined the total compensation for the CEO, the Chair of the Compensation Committee presents the CEO’s overall compensation package to the entire Board of Directors for ratification.

Compensation Discussion and Analysis	38

THE ROLE OF INDIVIDUAL PERFORMANCE IN THE COMPENSATION DETERMINATION PROCESS

In addition to the consideration of company performance and competitive market-based pay, the individual performance of each NEO is considered in determining his base salary and the annual bonus. The Committee reviews a performance report for each NEO that is prepared by management. The performance of each NEO, including the CEO, is based primarily on how well the NEO achieves a set of pre-established goals during the year. Following are the notable accomplishments of each NEO in 2012.

2012 NEO INDIVIDUAL ACCOMPLISHMENTS

Don James

•	Led the company to achieve performance which resulted in total shareholder return of 32% for the year.

•	Led the company to a $59 million increase in adjusted EBITDA (a 17% increase over 2011).

•

Consistent with established strategy, closed on the sale of $174 million of assets, including the monetization of future revenues through an arrangement with a tax-advantaged REIT. These transactions generated a gain of $65 million of additional EBITDA.

•	Directed the restructuring of the company to achieve overhead reductions of more than $31 million (an 11% decrease) and to provide developmental experiences for several high potential managers.

•	Achieved the second best OSHA/MSHA injury rate performance in the history of the company and the best ever performance with regard to environmental compliance.

•

Through the restructuring mentioned above and affirmative steps to provide new and expanded responsibilities to high potential executives, furthered the senior management succession planning process in anticipation of significant management realignment over the coming years.

Dan Sansone

•	Redesigned and implemented a streamlined finance organization to support the company and to provide efficient support and analytical services to the management team.

•	Successfully completed the 2012 phase of the company’s multi-year systems and process replacement program, achieving targeted cost savings.

•	Led the support team for the Profit Enhancement Plan and asset acquisition and divestiture initiatives, including the tax-advantaged REIT-based transaction mentioned above.

•	Enhanced banking relationships to further assure support for our capital structure and capital market strategies.

Danny Shepherd

•	Led operations to achieve a significant improvement in financial results.
•

Along with leadership from John McPherson, led and drove Profit Enhancement Plan which resulted in over $31 million in cost reductions (an 11% decrease) and positioned the organization to achieve run rate savings of $100 million by mid-2013.

•

Focused the organization on continuous improvement in safety, health and environmental performance, achieving the second-best safety performance in the history of the company and the best level of environmental compliance in the history of the company.

•

Along with leadership from John McPherson, led in developing and implementing transactions which resulted in significant strategic acquisitions and divestitures and in the success of the REIT based transaction described above.

•	Supported the senior management succession planning activity by coaching and further developing the capabilities of high potential executives.

John McPherson

•	Led the design and implementation of asset divestiture and savings initiatives, including providing leadership for the successful Profit Enhancement Plan.

•	Provided thought and implementation leadership for the REIT-based transaction mentioned above.

•	Reduced the cost of providing market support services to the business units while maintaining or improving the effectiveness of services provided.

•	In October, Mr. McPherson was assigned the role of Senior Vice President, East, providing line leadership to the company’s East region.

Bob Wason

•	Led the development and implementation of the company’s legal strategies, successfully supporting the company’s interest throughout the year.

•	Provided effective leadership to the legal staff and outside legal support.

•	Reduced ongoing costs of providing legal support services.

Alan Wessel

•	Led the West Region to the successful implementation of significant asset divestitures.

•	Led the West Region to historically low incidences of work related injuries.

•	Improved the performance of the ready-mix concrete business in the Arizona operations.

•	Represented the company as a board member of an important national trade association.

Compensation Discussion and Analysis	39

ELEMENTS OF COMPENSATION

Our elements of compensation, all of which are discussed in greater detail below, include:

•	Base salary

•	Short-term performance-based bonus

•	Long-term equity-based incentives

•	Benefits and perquisites

•	Change-in-control protections

•	Retirement and pension benefits.

BASE SALARY

The base salary element of our compensation program is designed to be competitive for compensation paid to similarly-situated, competent, and skilled executives. The Compensation Committee uses the information and procedures described above to set base salaries based on each individual’s performance, contribution to business results, and market compensation. The Compensation Committee determines if base salary increases are appropriate for our NEOs after considering

•	The NEO’s pattern of achievement for performance relative to the pre-established goals and objectives in his area(s) of responsibility;

•	The overall managerial effectiveness for planning, personnel development, communications, regulatory compliance and similar matters;

•	Competitive pay levels for similarly situated executives set forth in the compensation surveys and our comparison group, set forth in the table on page 38;

•	Marketplace trends in salary increases;

•	The NEO’s potential for future contributions to the organization, retention risks, fairness in view of our overall salary increases, and the ability of our company to pay the increased salaries; and

•	The economic environment and its impact on the company.

We annually review the base salaries of the NEOs and also at the time of a promotion or change in responsibilities. To ensure the salaries paid to our NEOs are competitive relative to the marketplace, the Compensation Committee reviews the compensation analysis and data from Aon Hewitt and Towers Watson and our comparison group. This analysis serves as a starting point for evaluating appropriate levels of base salary. We generally target the 50th percentile of the market as determined by our competitive market analysis, which we believe is the appropriate level for ensuring the competitiveness of our compensation. This benchmark is determined by the procedures described above and serves as a starting point for evaluating appropriate levels of base salary.

However, the Compensation Committee has determined that Mr. James’ experience, performance and tenure in his position warrant a base salary that is somewhat higher than the 50th percentile for chief executive officers in our competitive market analysis. Increases in salaries are discretionary, based on the nature and responsibilities of the position, individual performance, changes in the market compensation levels and the other factors set forth above. Mr. James’ base salary has not increased since February 2008 in light of the difficult economic environment. During 2012, only one NEO (Mr. Wessel) received an increase in base salary due to a promotion.

The base salaries paid to our NEOs for 2012, 2011 and 2010 are set forth in the Summary Compensation Table on page 45 in the “Salary” column.

To further our goal of aligning the executives’ interests with those of our shareholders, we generally reward superior performance through our bonus program and long-term equity-based incentives rather than through base salary.

SHORT-TERM CASH BONUS

Our short-term cash bonus incentive program is designed to motivate our executives, including the NEOs, and reward them with cash payments for achieving quantifiable near-term business results. The goal of this program is to link performance to payment and to reward behaviors that create value for our shareholders. We do this by comparing financial results to pre-established objective performance targets. Payment of the bonus is based on the overall performance of our company, the performance of specific business units and the performance of the NEO.

We set the target bonus opportunity for our NEOs at competitive market levels consistent with similarly situated executives in our comparison group and in the compensation surveys. The target bonus opportunity is expressed as a percentage of base salary. Corporate performance at target levels is intended to yield a bonus for each NEO at a level approximately equal to the median level indicated in the compensation study with respect to similarly situated executive officers.

MEETING THE MINIMUM PERFORMANCE THRESHOLD UNDER THE EXECUTIVE INCENTIVE PLAN (EIP)

We pay short-term incentives to our NEOs under the shareholder-approved Executive Incentive Plan (EIP) which is intended to yield cash bonus payments that constitute qualified performance-based compensation under Section 162(m) of the Internal Revenue Code. In order for the NEOs to be eligible to receive a bonus, the company must attain a minimum performance threshold for the year, as established by the Compensation Committee. For 2012, the minimum threshold was either: (1) cash earnings in the amount of $200 million; or (2) EBITDA in the amount of $350 million.

Compensation Discussion and Analysis	40

If the Compensation Committee determines that the minimum performance thresholds are met, our NEOs may receive a bonus earned under the EIP, subject to the Compensation Committee’s discretion to adjust the bonus downward. In determining the downward adjustment (if any) the Compensation Committee may use a pre-established objective formula and other financial or non-financial factors, such as individual performance. In 2012, company performance exceeded both of the established minimum thresholds.

DETERMINING BONUS PAYABLE

The Compensation Committee establishes the level of performance required to earn a cash bonus at threshold,

target and maximum levels, and applies straight-line interpolation for determining potential payouts for performance that falls between such levels. The Compensation Committee based 2012 performance goals on EBITDA. The target EBITDA was based on performance during the preceding three years, weighted most heavily on the most recent performance. The Compensation Committee determined to pay cash bonuses for 2012 performance (as reflected in the table below) based on adjusted EBITDA of $411 million, which was $32.1 million above the target EBITDA of $378.9 million, and in consideration of gains on certain asset sales. These bonus payments were made pursuant to a previously established payout schedule. (See Annex C for a reconciliation of non-GAAP financial measures to our results reported under GAAP).

The table below shows for each NEO the target bonus expressed as a percentage of base salary, the maximum bonus payable under the EIP and the actual cash bonus paid to each NEO based on 2012 performance.

TARGET AND ACTUAL BONUS

	Amount of “Target Bonus” Expressed as a Percentage of Base Salary	Maximum Bonus Per EIP (1)	Cash Bonus Paid for 2012 Performance
Don James	100%	$5,000,000	$1,600,000
Dan Sansone	75%	1,620,000	550,000
Danny Shepherd	75%	1,620,000	550,000
John McPherson	60%	1,080,000	360,000
Bob Wason	60%	965,000	308,254
Alan Wessel	60%	1,015,000	415,000
(1)	Per the EIP, no payment may exceed $7,000,000 in any year to any participant. The amounts in this column equal the lesser of $7,000,000 or 4 times the target bonus.

LONG-TERM EQUITY-BASED INCENTIVES

Our long-term equity-based incentive compensation program rewards the NEOs based on the future performance of our company, by providing potentially significant payments relative to creating value for our shareholders. The goals of the long-term incentive program are to:

•	ensure executive officers’ financial interests are aligned with our shareholders’ interests;

•	motivate financial performance over the long-term;

•	recognize and reward superior financial performance of our company;

•	provide a retention element to our compensation program; and

•	promote compliance with the stock ownership guidelines for executives.

2012 LONG-TERM INCENTIVE GRANTS. The Compensation Committee has established a “standard percentage” of each NEO’s base salary to be used when making a long-term award to each NEO. The standard percentage is based primarily upon the compensation analysis described in the section entitled “Benchmarking Total Compensation” above. The Compensation Committee sets the standard at approximately the 50th percentile of the awards made to individuals with similar positions in the market as determined by our competitive market analysis. The Compensation Committee then determines the targeted value of long-term incentive grants for each of the NEOs by multiplying the applicable standard percentage by the base salary for each NEO. The table below shows the standard percentages for each of our NEOs, although the Compensation Committee retains the discretion to deviate from these percentages in the actual long-term incentive grants it makes each year.

Standard Long-Term Award Expressed as a Percentage of Base Salary for 2012
Don James	250%
Dan Sansone	150%
Danny Shepherd	150%
John McPherson	100%
Bob Wason	100%
Alan Wessel	100%

Compensation Discussion and Analysis	41

The Omnibus Plan provides a variety of forms of incentives that the Compensation Committee may use, at its discretion, for granting long-term incentives. These incentives include:

•	stock options;

•	stock-only stock appreciation rights (SOSARs);

•	performance share units (PSUs); and

•	restricted stock.

Subject to the limitations under the Omnibus Plan, the Compensation Committee may adjust the amount we award to reflect our company’s past performance, based on total shareholder return or other quantifiable financial measures deemed appropriate by the Compensation Committee.

The Compensation Committee granted only PSUs to each of the NEOs in 2012. The number of equity-based awards granted was determined by valuing PSUs under valuation principles consistent with generally accepted accounting principles (a Monte Carlo simulation model), subject to certain adjustments recommended by CSI. The Compensation Committee normally grants a number of equity-based awards that produces an award value that approximates the 50th percentile as determined by our competitive market analysis. However, the Compensation Committee may make adjustments each year to the number of units granted.

Three of the NEOs received enhanced performance-based awards (in the form of PSUs). The Compensation Committee believed that these enhanced awards were appropriate in order to maintain competitive compensation levels and encourage retention and that granting this compensation in the form of PSUs (the realizable value of which are dependent on achieving performance goals) would incentivize strong future performance. Expressed in terms of their value, PSUs represent 100% of the value granted; however, the value of PSUs actually paid will depend on satisfaction of the applicable performance goals, including the actual level of company TSR for the four year performance period. See the “Grants of Plan-Based Awards” table on page 46.

2012 LTI GRANTS

Name	Total LTI Grants (1)
PSU Units
Don James	83,000
Dan Sansone	31,500
Danny Shepherd	31,500
John McPherson	13,200
Bob Wason	16,400
Alan Wessel	10,200
(1)	The Compensation Committee reviewed the total compensation history for Messrs. Sansone, Shepherd and Wason during the period of 2009-2012. In consideration of the fact that these NEOs did not receive cash bonuses in 2009-2011 or salary increases in 2012, the Committee exercised its discretion to award grants somewhat higher than median to them in 2012.

These awards are also reflected under the heading “Executive Compensation” in the Summary Compensation Table on page 45 and the “Grants of Plan Based Awards” table on page 46.

2012 LONG-TERM INCENTIVE PAYMENTS. None of the NEOs received payment for PSUs that were granted in 2009 which vested on December 31, 2011 because the applicable performance criteria were not satisfied.

In March 2012, payments were made for vested Deferred Stock Units (DSUs) from grants made in 2002, 2003, 2004 and 2005. All of the NEOs may elect to defer payment of the DSUs through the Executive Deferred Compensation Plan (EDCP). All DSU payments deferred into the EDCP must remain in company stock. All the NEOs, except Mr. Wessel, who hold DSUs elected deferral until the year of their retirement.

TIMING OF EQUITY-BASED INCENTIVE COMPENSATION. Annually at its February meeting, the Compensation Committee grants long-term incentive awards, which are not timed with the release of any nonpublic, material information regarding the company.

Typically, additional equity-based incentive grants have been made to executive officers at other times during the year only upon hire or promotion. All such equity-based awards are priced on the date of grant.

STOCK OWNERSHIP GUIDELINES. In order to align the interests of the NEOs with our shareholders’ interests and to promote a long-term focus for these officers, our company has executive stock ownership guidelines for the officers of our company. The guidelines are based on management’s and CSI’s assessment of market practice. The stock ownership requirements are higher for the CEO than for the other NEOs.

Compensation Discussion and Analysis	42

The table below shows the guidelines for the NEOs, expressed as a multiple of base salary.

Name	Multiple of Base Salary Ownership Guidelines
Don James	7x
Dan Sansone	4x
Danny Shepherd	4x
John McPherson	3x
Bob Wason	3x
Alan Wessel	3x

Types of ownership counted toward the guidelines include the following:

•	direct holdings;

•	stock-based qualified retirement plan holdings;

•	stock-based holdings in the deferred compensation and nonqualified supplemental benefit plans; and

•	indirect holdings, such as shares owned by a family member, shares held in trust for the benefit of the NEO or a family member, or shares held in trust for which such officer is trustee.

The “in the money” value of vested options do not count toward the satisfaction of these guidelines.

Annually, our CEO reviews compliance with the ownership guidelines and reports the results to the Compensation Committee. Messrs. James, Sansone, and Shepherd meet or exceed our ownership guidelines. Mr. McPherson was hired in 2011 at which time the new ownership guidelines became applicable to him. He has five years from the date of his appointment to comply with applicable ownership requirements. Mr. Wessel retired from the company on February 1, 2013. Mr. Wason will retire later this year.

BENEFITS AND PERQUISITES

NEOs participate in each of the benefit plans or arrangements that generally are made available to all salaried employees including:

•	medical and dental benefits;

•	life, accidental death and disability insurance; and

•	pension and savings plans.

Our company pays 100% of the premiums for individual long-term disability policies that insure base salary and target bonus in excess of that insured under the group contract up to a limit of $500,000 covered compensation.

We provide company-owned cars to the NEOs for their use. Additionally, we pay for the insurance, maintenance and fuel for such vehicles. Executives reimburse our company for a portion of the expense associated with personal use of these vehicles. In addition, the value of personal mileage is charged to the NEO as imputed income. We also make the company-

owned aircraft available to the CEO and other senior executives for business travel. The aircraft is available to the CEO and the other NEOs for personal use at the expense of the NEO. During 2012, none of the NEOs used the aircraft for personal purposes. We do not provide other perquisites, such as country club memberships or financial planning services, to the NEOs.

The Compensation Committee reviews our policies and determines whether and to what extent perquisites should be modified or continued.

CHANGE-IN-CONTROL PROTECTION AND POST TERMINATION AGREEMENTS

We do not have written employment agreements with executives. Instead, each of our NEOs has a change-in-control (CIC) severance agreement and equity award agreements that provide for severance payments and accelerated vesting or payment of equity-based incentive awards only if a CIC actually occurs. We provide such protections in order to minimize disruptions during a pending or anticipated CIC. For a detailed description of the change-in-control provisions, refer to “Payments upon Termination or Change-in-Control” on page 52. The CIC severance agreements effective for all NEOs except Mr. McPherson were initially executed in 2001 or 2002. The CIC protection agreement executed with Mr. McPherson during 2011 did not provide for tax gross-up benefits, did not include long-term incentives in determining severance amounts, and requires a “double trigger” for payment of severance provisions.

In addition, Mr. McPherson is entitled to serve as a consultant pursuant to a springing consulting agreement in the event that Vulcan terminates his employment without cause or he terminates his employment for any reason prior to October 2015. In the event that Mr. McPherson’s employment is terminated under such circumstances, pursuant to the consulting agreement, Vulcan has agreed to retain him as a consultant for three years thereafter. Mr. McPherson would be expected to provide 400 hours of services annually for which he would be entitled to compensation at a rate of $43,300 per month. In connection with his services as a consultant, Mr. McPherson would be subject to covenants regarding the use of confidential information. Vulcan may terminate the consulting agreement for cause or if Mr. McPherson dies or becomes disabled.

Compensation Discussion and Analysis	43

RETIREMENT AND PENSION BENEFITS

Our company provides the following retirement and pension benefits to our NEOs:

BENEFIT	BACKGROUND
Retirement Plan	This pension plan is available to all salaried employees of our company hired prior to July 15, 2007.
Supplemental Plan	The Unfunded Supplemental Benefit Plan provides for benefits that are not permitted under the Retirement Plan and the 401(k) Plans due to Internal Revenue Service pay and benefit limitations for qualified plans. This Plan is designed to provide retirement income benefits, as a percentage of pay, which are similar for all employees regardless of compensation levels. The Unfunded Supplemental Benefit Plan eliminates the effect of tax limitations on the payment of retirement benefits, except to the extent that it is an unfunded plan and a general obligation of our company.
Supplemental Executive Retirement Agreement (SERA)	Mr. James has a SERA. The SERA was adopted in 2001 to provide a retention incentive for Mr. James. The effect of the SERA is to give Mr. James 1.2 years of service credit for every year he participates in the Retirement Income Plan and Unfunded Supplemental Benefit Plan. As of February 2011, no additional service years will be credited under the SERA.
401(k) and Profit Sharing Retirement Plan	This plan has two components; (1) an employee contribution feature with company matching, and (2) a profit-sharing feature (for employees hired after July 15, 2007 who are not eligible for the Retirement Plan).

A discussion of all retirement benefits provided to the NEOs is set forth under the heading “Retirement and Pension Benefits” on page 49.

CONSIDERING RISK

Our compensation programs are balanced, focused, and give considerable weight to the long-term performance of our company. Under this structure, the highest amount of compensation can only be achieved through consistent superior performance over sustained periods of time. Goals and objectives reflect a balanced mix of quantitative and qualitative performance measures to avoid excessive weight on a single performance measure. Likewise, the elements of compensation are balanced among current cash payments and long-term equity-based incentive awards. The

Compensation Committee retains the discretion to adjust compensation for quality of performance and adherence to our company’s values.

Based on the foregoing features of our compensation programs, the Compensation Committee has concluded that risks arising from compensation policies and practices for employees of the company and its affiliates are not reasonably likely to have a material adverse effect on the company as a whole.

ACCOUNTING AND TAX CONSIDERATIONS

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(M). In administering the compensation program for executive officers, the Compensation Committee considers the applicability of Section 162(m) of the Internal Revenue Code, the consequences under financial accounting standards, the tax consequences in our analysis of total compensation and the mix of compensation elements, base, bonus and long-term incentives. Section 162(m) prohibits public companies from taking a tax deduction for compensation that is paid to any one of certain employees in excess of one million dollars, unless the compensation qualifies as performance-based compensation within the meaning of the Internal Revenue Code. To preserve the deductibility of compensation, we intend that bonus payments made according to the EIP and grants of long-term incentives under our Omnibus Plan are intended to qualify as “qualified performance-based compensation.” The Compensation Committee has the discretion to design and implement compensation elements that may not be deductible under Section 162(m) if the Compensation Committee determines that, despite the tax consequences, those elements are in our company’s best interest to adopt.

WE CONSIDER THE TAX AND FINANCIAL ACCOUNTING IMPLICATIONS TO OUR COMPANY IN ALLOCATING AWARDS AMONG VARIOUS COMPENSATION VEHICLES AND SEEK TO PRESERVE THE TAX DEDUCTION FOR COMPENSATORY AWARDS. FOR EXAMPLE, WE DO NOT ISSUE INCENTIVE STOCK OPTIONS (ISOs), EVEN THOUGH ISOS PROVIDE POTENTIAL TAX ADVANTAGES TO THE RECIPIENT, BECAUSE OF THE NEGATIVE TAX AND ACCOUNTING CONSEQUENCES TO OUR COMPANY.

Compensation Discussion and Analysis	44

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth, for the three most recently completed fiscal years, information concerning the compensation of our NEOs employed as of December 31, 2012.

Name and Principal Position	Year		Salary ($)	Bonus ($)	Stock Awards (1) ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value And Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)
Donald M. James	2012		1,250,004	0	3,836,260	0	1,600,000	841,928	85,296	7,613,488
Chairman and	2011		1,250,004	0	2,640,729	816,192	0	306,299	114,295	5,127,519
Chief Executive Officer	2010		1,250,004	0	1,305,806	1,460,460	0	3,889,276	167,346	8,072,892
Daniel F. Sansone	2012		540,000	0	1,455,930	0	550,000	796,581	34,599	3,377,110
Executive Vice President	2011		535,834	0	860,328	264,576	0	545,881	31,601	2,238,220
and Chief Financial Officer	2010		512,504	0	263,420	303,660	0	548,007	33,445	1,661,036
Danny R. Shepherd	2012		540,000	0	1,455,930	0	550,000	599,172	32,799	3,177,901
Executive Vice President	2011		519,334	0	820,498	253,334	0	546,110	32,681	2,171,957
and Chief Operating Officer	2010		413,338	0	243,250	281,970	0	297,065	30,490	1,266,113
John R. McPherson	2012		450,000	0	610,104	0	360,000	0	21,383	1,441,487
Senior Vice President, East Region	2011	(5)	64,773	0	441,440	3,334,391	0	0	240	3,840,844
Robert A Wason IV	2012		402,000	0	758,008	0	308,254	568,806	26,842	2,063,910
Senior Advisor to	2011		400,168	0	402,283	124,800	0	401,395	26,187	1,354,833
Executive Team	2010		389,174	0	156,116	179,545	0	399,882	28,126	1,152,843
Alan Wessel	2012		423,004	0	471,444	0	415,000	408,862	29,185	1,747,495
Senior Vice President,	2011		397,334	0	227,031	69,888	130,000	243,656	25,173	1,093,082
West Region	2010		387,420	0	124,247	143,395	60,000	231,815	20,493	967,370
(1)	Pursuant to the rules of the SEC, we have provided a grant date fair value for Stock Awards and Option Awards in accordance with the provisions of FASB ASC Topic 718. For Option Awards (including SOSARs), the fair value is estimated as of the date of grant using the Black-Scholes option pricing model, which requires the use of certain assumptions, including the risk-free interest rate, dividend yield, volatility and expected term. The risk-free interest rate is based on the yield at the date of grant of a U.S. Treasury security with a maturity period equal to or approximating the option’s expected term. The dividend yield assumption is based on our historical dividend payouts adjusted for current expectations of future dividend payouts. The volatility assumption is based on the historical volatility, and expectations regarding future volatility, of our common stock over a period equal to the option’s expected term. The expected term of options granted is based on historical experience and expectations about future exercises and represents the period of time that options granted are expected to be outstanding. For Performance Share Awards, the fair value is estimated on the date of grant using a Monte Carlo simulation model. For the highest performance level the maximum number of shares payable and the estimated grant date value are 166,000 shares ($7,672,520) for Mr. James; 63,000 shares ($2,911,860) for Mr. Sansone; 63,000 shares ($2,911,860) for Mr. Shepherd; 26,400 shares ($1,220,208) for Mr. McPherson; 32,800 shares ($1,516,016) for Mr. Wason; and 20,400 shares ($942,888) for Mr. Wessel. We do not believe that the fair values estimated on the grant date, either by the Black-Scholes model or any other model, are necessarily indicative of the values that might eventually be realized by an executive.

(2)	Except for in the case of Mr. Wessel, no payments pursuant to the Executive Incentive Plan (EIP) were made in 2011 or 2010 for the previous year’s performance. See discussion of the EIP under heading “Compensation Discussion and Analysis” above.

(3)	Includes only the amount of change in pension value because our company does not provide any above market earnings on deferred compensation balances. The year over year change in pension value was attributable to three primary factors which were: (1) aging (one year closer to retirement), (2) increase in the accrued benefit (service accrual) and (3) change in actuarial assumptions (change in interest rate from 4.15% to 3.05% and mortality table with generational improvement).

Name	Aging (one year closer to retirement) ($)		Increase in Accrued Benefit ($)	Change in Assumptions ($)	Total Change ($)
Don James	(723,229	) (a)	0	1,565,157	841,928
Dan Sansone	185,405		205,046	406,130	796,581
Danny Shepherd	148,219		136,768	314,185	599,172
John McPherson (b)	0		0	0	0
Bob Wason	135,693		148,039	285,074	568,806
Alan Wessel	60,230		87,071	261,561	408,862
(a)	Mr. James is beyond the earliest unreduced retirement age (age 62); therefore, the present value of the benefit goes down for each year that he works after age 62.
(b)	Mr. McPherson was hired after 2007 and is not eligible to participate in the company’s defined benefit plan.

Executive Compensation	45

(4)	Includes qualified defined contribution plans contributions, company-paid life insurance premiums, deferred stock unit dividend equivalents granted in 2012 and personal use of company automobile, as set forth in the following table.

FOOTNOTE 4 BREAKOUT DETAIL OF ALL OTHER COMPENSATION

Name	Non-Qualified SERP Contributions ($)	Qualified 401(k) Contributions ($)	Company Paid Life Insurance Premiums ($)	DSU Dividend Equivalents ($)	Personal Use of Company Automobile ($)	Personal Use of Company Aircraft ($)	Total ($)
Don James	46,030	11,470	1,440	21,461	4,895	0	85,296
Dan Sansone	13,345	11,470	1,440	2,242	6,102	0	34,599
Danny Shepherd	13,246	11,470	1,440	3,203	3,440	0	32,799
John McPherson	8,000	11,943	1,440	0	0	0	21,383
Bob Wason	7,011	11,470	1,440	1,830	5,091	0	26,842
Alan Wessel	13,394	11,470	1,440	229	2,652	0	29,185
(5)	Mr. McPherson was hired effective November 9, 2011

The following table sets forth the grants of plan-based awards in 2012 to our NEOs:

GRANTS OF PLAN-BASED AWARDS

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards (1) ($/Sh)	Grant Date Fair Value of Stock and Option Awards (2) ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards (# of shares)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Don James	2/9/2012	0	1,250,000	5,000,000	0	83,000	166,000	0	0	n/a	3,836,260
Dan Sansone	2/9/2012	0	405,000	1,620,000	0	31,500	63,000	0	0	n/a	1,455,930
Danny Shepherd	2/9/2012	0	405,000	1,620,000	0	31,500	63,000	0	0	n/a	1,455,930
John McPherson	2/9/2012	0	270,000	1,080,000	0	13,200	26,400	0	0	n/a	610,104
Bob Wason	2/9/2012	0	241,200	965,000	0	16,400	32,800	0	0	n/a	758,008
Alan Wessel	2/9/2012	0	253,802	1,015,000	0	10,200	20,400	0	0	n/a	471,444
(1)	No SOSARs were granted in 2012.

(2)	Amount represents the grant date fair values for the PSUs calculated in accordance with FASB ASC Topic 718. The grant date fair value of $46.22 for the PSUs granted on 2/9/2012 was calculated using a Monte Carlo simulation model. Fair value was calculated on the number of units granted.

Executive Compensation	46

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

Certain information concerning unexercised options, stock awards that have not vested and equity incentive plan awards for each of the NEOs outstanding as of December 31, 2012 is set forth in the table below:

Name	OPTION AWARDS							STOCK AWARDS
	Option Grant Date	Number of Securities Underlying Unexercised Exercisable Options (#)		Number of Securities Underlying Unexercised Unexercisable Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (11) (#)		Market Value of Shares or Units of Stock That Have Not Vested (12) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (13) (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (12) ($)
Don James	2/13/2003	0		0		31.4650	2/13/2013	10,581	(6)	550,741
	2/12/2004	130,000		0		46.7600	2/12/2014
	2/10/2005	146,000		0		57.0950	2/10/2015
	12/8/2005	118,000		0		68.6300	12/8/2015
	1/24/2006	169,800		0		69.3100	1/24/2016
	2/8/2007	111,250		0		109.200	2/8/2017
	2/7/2008	75,000		0		70.6900	2/7/2018
	2/11/2010	80,800	(1)	40,400		43.0500	2/11/2020				25,022	(8)	1,302,395
	3/1/2011	0	(2)	49,050		43.6300	3/1/2021				66,300	(9)	3,450,915
	2/9/2012	0	(3)	0		0	n/a				83,000	(10)	4,320,150
Dan Sansone	2/13/2003	0		0		31.4650	2/13/2013	1,134	(6)	59,025
	2/12/2004	12,000		0		46.7600	2/12/2014
	2/10/2005	14,000		0		57.0950	2/10/2015
	5/13/2005	12,000		0		54.8350	5/13/2015
	12/8/2005	51,000		0		68.6300	12/8/2015
	2/8/2007	22,040		0		109.200	2/8/2017
	2/7/2008	15,590		0		70.6900	2/7/2018
	2/12/2009	48,410		0		47.4700	2/12/2019
	2/11/2010	16,800	(1)	8,400		43.0500	2/11/2020				5,048	(8)	262,748
	3/1/2011	5,300	(2)	15,900		43.6300	3/1/2021				21,600	(9)	1,124,280
	2/9/2012	0	(3)	0		0	n/a				31,500	(10)	1,639,575
Danny Shepherd	2/13/2003	0		0		31.4650	2/13/2013	877	(6)	46,168
	2/12/2004	10,000		0		46.7600	2/12/2014	1,734	(7)	90,255
	2/10/2005	11,000		0		57.0950	2/10/2015
	12/8/2005	22,000		0		68.6300	12/8/2015
	2/8/2007	19,560		0		109.200	2/8/2017
	2/7/2008	14,450		0		70.6900	2/7/2018
	2/12/2009	44,850		0		47.4700	2/12/2019
	2/11/2010	15,600	(1)	7,800		43.0500	2/11/2020				4,661	(8)	242,605
	3/1/2011	5,075	(2)	15,225		43.6300	3/1/2021				20,600	(9)	1,072,230
	2/9/2012	0	(3)	0		0	n/a				31,500	(10)	1,639,575
John McPherson	11/9/2011	215,392	(4)	140,208		29.0500	11/9/2021
	11/9/2011	3,825	(5)	11,475		29.0500	11/9/2021				15,500	(9)	806,775
	2/9/2012	0	(3)	0		0	n/a				13,200	(10)	687,060
Bob Wason	2/13/2003	0		0		31.4650	2/13/2013	887	(6)	46,168
	2/12/2004	10,000		0		46.7600	2/12/2014
	2/10/2005	11,000		0		57.0950	2/10/2015
	12/8/2005	22,000		0		68.6300	12/8/2015
	2/8/2007	11,380		0		109.200	2/8/2017
	2/7/2008	7,760		0		70.6900	2/7/2018
	2/12/2009	29,630		0		47.4700	2/12/2019
	2/11/2010	9,933	(1)	4,967		43.0500	2/11/2020				2,992	(8)	155,734
	3/1/2011	2,500	(2)	7,500		43.6300	3/1/2021				10,100	(9)	525,705
	2/9/2012	0	(3)	0		0	n/a				16,400	(10)	853,620
Alan Wessel	2/13/2003	1,000		0		31.4650	2/13/2013	123	(6)	6,402
	2/12/2004	1,600		0		46.7600	2/12/2014
	2/10/2005	3,900		0		57.0950	2/10/2015
	12/8/2005	7,200		0		68.6300	12/8/2015
	2/8/2007	10,570		0		109.200	2/8/2017
	2/7/2008	7,360		0		70.6900	2/7/2018
	2/12/2009	23,720		0		47.4700	2/12/2019
	2/11/2010	7,933	(1)	3,967		43.0500	2/11/2020				2,381	(8)	123,931
	3/1/2011	1,400	(2)	4,200		43.6300	3/1/2021				5,700	(9)	296,685
	2/9/2012	0	(3)	0		0	n/a				10,200	(10)	530,910

Executive Compensation	47

Options in footnote 1 vest at a rate of 33 1/3%  per year in years 1 — 3.

(1)	Options with vesting dates of 2/11/11, 2/11/12, and 2/11/13.

Options in footnotes 2, and 5 vest at a rate of 25% per year in years 1 — 4.

(2)	Options with vesting dates 3/1/12, 3/1/13, 3/1/14, and 3/1/15.

(3)	No Options were granted in 2012.

(4)	Options vest 40% on 12/31/2011 with the remainder vesting 1/35th per month beginning on 1/9/2012. The final vesting date is 11/9/2014.

(5)	Options with vesting dates 11/9/12, 11/9/13, 11/9/14, and 11/9/15.

DSUs in footnotes 6 and 7 vest at the rate of 20% on each annual vesting date beginning on the sixth anniversary of the date of grant.

(6)	DSUs with vesting dates of 3/1/09, 3/1/10, 3/1/11, 3/1/12, and 3/1/13.

(7)	DSUs with vesting dates of 3/1/10, 3/1/11, 3/1/12, 3/1/13, and 3/1/14.

PSUs in footnote 8 cliff vest 100% after a three-year performance period.

(8)	PSUs with vesting date of 12/31/12.

PSUs in footnotes 9 and 10 cliff vest 100% after a four-year performance period.

(9)	PSUs with vesting date of 12/31/14.

(10)	PSUs with vesting date of 12/31/15.

(11)	DSUs include dividend equivalents through 12/31/12.

(12)	Based on closing price of our common stock on the New York Stock Exchange on December 31, 2012, $52.05.

(13)	Vested PSUs adjusted for company performance through 12/31/2012. Unvested PSUs reported at target.

DEFERRED COMPENSATION PLAN

Our Executive Deferred Compensation Plan was established in 1998 to allow executives to defer a portion of their current year’s compensation in a tax-efficient manner. We believe that providing a tax deferral plan gives our executives flexibility in tax and financial planning and provides an additional benefit at little cost to our shareholders. Our company does not make any contributions to the plan on behalf of the participants. Because our company purchases assets that mirror, to the extent possible, participants’ deemed investment elections under the plan, the only costs to our company related to the plan are administrative costs and any contributions that may be necessary to true-up account balances with deemed investment results. The plan allows executives with annual compensation (base salary and average annual short-term bonus) of $200,000 or more to defer receipt of up to 50% of base salary, up to 100% of annual cash bonus and, beginning in 2007, up to 100% (net of FICA and any applicable local taxes) of long-term incentive awards, which are not excluded from deferral eligibility by the Internal Revenue Code (or regulations thereunder), until a date selected by the participant. The amounts deferred are deemed invested as designated by participants in our company’s common stock (a “phantom stock” account) or in dollar-denominated accounts that mirror the gains or losses of the various investment options available under our company’s 401(k) plan. The plan does not offer any guaranteed return to participants.

The plan is funded by a “rabbi trust” arrangement owned by our company, which holds assets that correspond to the deemed investments of the plan participants and pays benefits at the times elected by the participants. Participants have an unsecured contractual commitment from our company for payment when the amounts accrue. Upon the death or disability of a participant or upon a change in control of our company, all deferred amounts and all earnings related thereto will be paid to the participant or participant’s beneficiaries in a single lump sum cash payment.

Effective for deferrals made after January 1, 2007, the plan permits executives to defer payouts of PSUs and DSUs into the plan, which would, absent such deferral, be distributed to the executives. The PSU and DSU deferrals generally will be credited to the plan participant accounts in the form of phantom stock and an equal number of shares of our common stock will be deposited by our company into the rabbi trust. Deferrals of long-term incentive compensation payments are also invested in phantom stock of our company and may not be reallocated to an alternative investment option while in the plan.

Executive Compensation	48

The following table shows the contributions, earnings, distributions and year-end account values for the NEOs under the plan.

NONQUALIFIED DEFERRED COMPENSATION PLAN
Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End (1) ($)
Don James	810,557	0	2,953,878	0	13,657,169
Dan Sansone	81,109	0	437,746	(251,942)	2,325,932
Danny Shepherd	75,223	0	209,437	0	908,045
John McPherson	0	0	0	0	0
Bob Wason	68,981	0	181,672	0	1,288,018
Alan Wessel	0	0	12,442	0	143,433
(1)	Includes both the executive contributions and the earnings on those contributions. Cash-based salary and cash annual bonus amounts contributed by the executives are included in the amounts reported in the Summary Compensation Table in the year of deferral. PSU and DSU deferrals are included as compensation in the year of the grant. Above- market earnings are not reported as our company does not provide for such earnings on deferred compensation.

OPTION EXERCISES AND STOCK VESTED

Certain information concerning each exercise of stock options and each vesting of stock during the fiscal year ended December 31, 2012, for each of the NEOs on an aggregate basis is set forth in the table below.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise (1) ($)	Number of Shares Acquired on Vesting (2) (#)	Value Realized on Vesting (3) ($)
Don James	14,257	238,443	18,178	810,557
Dan Sansone	2,400	39,603	1,887	84,141
Danny Shepherd	0	0	1,753	78,166
John McPherson	0	0	0	0
Bob Wason	0	0	1,641	73,172
Alan Wessel	3,800	42,379	201	8,963
(1)	Calculated by multiplying the difference between the fair market value of our common stock on the date of exercise and the option exercise price by the number of options exercised.

(2)	Represents the payment of Deferred Stock Units (DSUs). DSUs were paid 100% in stock. No payments of PSUs were made to NEOs.

(3)	Calculated by multiplying the number of units vested by the high/low average price of our common stock on the vesting date for DSUs.

RETIREMENT AND PENSION BENEFITS

Generally most full-time salaried employees of our company that were hired prior to July 15, 2007, including all of the NEOs except Mr. McPherson, participate in our company’s pension plans. Our NEOs are also eligible for supplemental retirement programs, as described below. Retirement benefits become payable as early as the date on which participants both attain age 55 and complete one year of service.

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The following table provides for each NEO the number of years of credited service and the present value of accumulated benefits as of December 31, 2012 under each plan in which the NEO participates. The narrative that follows this table provides a description of the material features of each plan.

PENSION BENEFITS
Name	Plan Name	Number of Years of Credited Service (#)		Present Value of Accumulated Benefit (1) ($)	Payments During Last Fiscal Year ($)
Don James	Retirement Income Plan	20		1,123,407	0
	Supplemental Benefit Plan	18 2/12		13,224,133	0
	Supp. Executive Retirement Agreement	21 10/12	(2)	16,923,410	0
Dan Sansone	Retirement Income Plan	24 10/12		1,327,181	0
	Supplemental Benefit Plan	24 10/12		3,836,743	0
Danny Shepherd	Retirement Income Plan	29 8/12		1,609,759	0
	Supplemental Benefit Plan	29 8/12		2,459,599	0
John McPherson	Retirement Income Plan	n/a		n/a	0
	Supplemental Benefit Plan	n/a		n/a	0
Bob Wason	Retirement Income Plan	24 9/12		1,366,870	0
	Supplemental Benefit Plan	24 9/12		2,371,413	0
Alan Wessel	Retirement Income Plan	20		901,255	0
	Supplemental Benefit Plan	20		948,212	0
(1)	The present value of accumulated benefits are based on benefits payable at age 62, the earliest age under the plans at which benefits are not reduced, or current age if the participant is older than age 62. The following FASB ASC Topic 715 “Compensation — Retirement Benefits” (formerly SFAS No. 87), assumptions as of 12/31/2012 were used to determine the present values:

(i)	discount rate of 3.05%;

(ii)	mortality based on the RP-2000 Combined Healthy Mortality Table with generational improvement;;

(iii)	present values for lump sums are based on projected segmented interest rates and the prescribed 2013 IRS Mortality Table;

(iv)	Supplemental Executive Retirement Agreement and Supplemental Benefit Plan benefits assumed to be paid as a 10 Year Term Certain Annuity; and

(v)	for the Retirement Income Plan, 40% of the 12/31/2000 benefit assumed to be paid as a lump sum, with the remainder of the accrued benefit assumed to be paid as a single life annuity.

(2)	This represents additional years of service credited to Mr. James in prior years under the SERA. Mr. James will not receive additional years of credit under the SERA in future years. The total value of this SERA is represented in the column “Present Value of Accumulated Benefit.”

RETIREMENT INCOME PLAN

The Retirement Income Plan for Salaried Employees (Retirement Plan) provides benefits under a funded noncontributory defined benefit plan and covers most salaried employees, including all executive officers, hired prior to July 15, 2007. Employees hired after July 15, 2007 are covered under a 401(k) Plan that includes company matching of employee contributions and an annual discretionary profit- sharing contribution to all eligible participants.

The normal retirement date is defined in the Retirement Plan as the first day of the calendar month immediately following a participant’s 65th birthday; however, service continues to accrue under the Retirement Plan if the participant works beyond age 65 (subject to a maximum service cap of 40 years). The amount of benefit is based on earnings, service and the age at which a participant commences receiving a benefit. Eligible earnings under the Retirement Plan, or “Final Average Earnings,” is the average of a participant’s highest 36 consecutive months of earnings and includes base monthly salary and any awards under the EIP, as reflected in the “Salary” and “Non-equity Incentive Plan Compensation” columns of the Summary Compensation Table. Under Section 415 of the Internal Revenue Code, the maximum annual benefit allowable under the Plan for an employee retiring at age 65 in 2012 is $200,000. In addition, Section 401 of the Internal Revenue Code limits the amount of a participant’s compensation that may be taken into account under the Plan to $250,000. These dollar limits are subject to cost of living adjustments.

The Retirement Plan formula provides a monthly benefit equal to 0.9% of final average earnings per year of service accrued prior to age 45, plus 1.2% of final average earnings per year of service accrued after age 44, plus .5% of Final Average Earnings in excess of 50% of the Social Security Wage Base applied to all years of service. A vested participant may commence receiving early retirement benefits under the Retirement Plan as early as age 55. The amount of early retirement reduction depends on the age of a participant when active employment ceases. If active employment ceases after age 55 and retirement income commences at age 62, or later, the monthly benefit is not reduced. However, if the benefit commences prior to age 62, the monthly benefit is reduced at a rate of 7% per year for commencement between ages 55 and 62. If active employment ceases prior to age 55, the monthly benefit is actuarially reduced for commencement between ages 55 and 65.

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A participant must have either five years of vested service (as defined in the Retirement Plan) or be at least age 55 with one year of service, to be vested and eligible for a benefit. The normal form of retirement benefit under the Retirement Plan for an unmarried participant is a single life annuity, which is a monthly payment for life. The normal form of retirement benefit under the Retirement Plan for a married participant is a 75% joint and survivor annuity, which is a monthly payment for the life of the participant, and thereafter 75% of that amount to the surviving spouse payable for his or her lifetime. The Retirement Plan also permits the participant to elect, with spousal consent, other annuity options and a lump sum payment for benefits accrued prior to 2001. The optional forms of payment are subject to actuarial adjustment.

UNFUNDED SUPPLEMENTAL BENEFIT PLAN

The Unfunded Supplemental Benefit Plan for Salaried Employees (Supplemental Plan) enables our company to pay any person whose pension under the Retirement Plan has been reduced as a result of the limitations imposed by Sections 401 and 415 of the Internal Revenue Code, an amount equal to the difference between the amount the person would have received under the Retirement Plan had there been no limitations and the amount the person will receive under the Retirement Plan after giving effect to the limitations.

The Supplemental Plan is unfunded and amounts payable to the employees covered thereby are considered to be general obligations of our company; however, the Supplemental Plan contains provisions that allow for the funding of a rabbi trust to improve the security of the benefit, to some extent, upon the occurrence of a CIC event (as defined in the Supplemental Plan).

The determination of the benefit amount and the payment options under the Supplemental Plan are the same as the Retirement Plan, except as follows. Effective January 1, 2007, the Supplemental Plan was amended to allow existing participants to make an election to receive supplemental pension benefits in the form of installment payments over a period of 10 years, thereby accelerating payout somewhat and minimizing to some extent the risk of future non-payment. The installment payments are actuarially equivalent to the various annuity options available under the Retirement Plan. New participants in the Supplemental Benefit Plan on or after January 1, 2007 automatically will receive their supplemental pension benefits in the form of installment payments over a period of 10 years and have no other payment options.

SUPPLEMENTAL EXECUTIVE RETIREMENT AGREEMENT

Mr. James is entitled to benefits under a Supplemental Executive Retirement Agreement (SERA), which provides for additional retirement benefits based on the formula in the Retirement Plan using his actual years of service multiplied by 1.2. The maximum benefit service provided by the combination of the SERA, the Retirement Plan and the Supplemental Plan is 40 years. The SERA is an unfunded, noncontributory defined benefit plan and also is considered to be a general obligation of the company.

The SERA was established in 2001 as an additional retention incentive for the CEO. This program supplements the monthly retirement benefits Mr. James could receive under the Retirement Plan and the Supplemental Plan. Mr. James ceased accruing benefits under this Plan in 2011.

ELIGIBILITY FOR EARLY RETIREMENT

The following NEOs are currently eligible for early retirement under the following plans. Eligible under the Retirement Plan and the Supplemental Plan are Don James (age 64), Dan Sansone (age 60), Danny Shepherd (age 61), and Bob Wason (age 61). Mr. James also is eligible for early retirement under the SERA. Alan Wessel retired from the company on February 1, 2013.

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PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

This section describes and estimates payments that could be made to the NEOs under different termination and change-in-control (CIC) events. The estimated payments would be made under the terms of our company’s compensation and benefits programs or the CIC severance agreements with each of the NEOs. The amount of potential payments is calculated as if the different events occurred as of December 31, 2012 and assumes that the price of our company’s common stock is the closing market price as of December 31, 2012.

DESCRIPTION OF TERMINATION AND CHANGE-IN-CONTROL EVENTS

The following charts list different types of termination and CIC events that can affect the treatment of payments under our company’s compensation and benefit programs. These events also affect payments to the NEOs under their CIC agreements. Except for Messrs. James, Sansone and Wason, no payments are made under the CIC agreements unless, within two years of the CIC, the officer is involuntarily terminated or he voluntarily terminates for good reason (as described below). The agreements with Messrs. James,

Sansone and Wason provide for a 30-day window immediately following the first anniversary of the CIC during which they may elect to terminate their employment and receive the benefits provided under the CIC agreement.

TERMINATION EVENTS

•	Retirement or Retirement Eligible — Termination of a NEO who is at least 55 years old and has at least one year of credited service.

•	Involuntary Termination without Cause — Termination by our company of a NEO who is not retirement eligible.

•	Resignation — Voluntary termination by a NEO who is not retirement eligible.

•	Death or Disability — Termination of a NEO due to death or disability.

•	Involuntary Termination for Cause — Termination of a NEO for cause. Cause includes individual performance below minimum performance standards and misconduct.

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The following chart describes the treatment of different pay and benefit elements in connection with the non-CIC termination events shown.

TERMINATION PAY AND BENEFITS PROGRAMS

PROGRAM	RETIREMENT/ RETIREMENT ELIGIBLE	INVOLUNTARY TERMINATION NOT FOR CAUSE	RESIGNATION	DEATH OR DISABILITY	INVOLUNTARY TERMINATION FOR CAUSE

Pension: • Retirement Plan • Supplemental Plan • SERA	Participant may commence benefit payment	Participant is considered Terminated Vested	Participant is considered Terminated Vested	Spouse may commence survivor benefit on or after the date that the Participant would have attained age 55	Participant may commence benefit payment or will be Terminated Vested depending on age

Executive Deferred Compensation	Payment commences the year after retirement in the form elected	Payout made the year following the year of termination in a lump sum	Payout made the year following the year of termination in a lump sum	Payment commences the year after death or disability in the form elected	Payout made the year following the year of termination in a lump sum

EIP	Eligible to receive full payment	Eligible to receive full payment	Eligible to receive full payment	Eligible to receive full payment	No payment

Stock Options / SOSARs	Full term to exercise vested options; if 62 or older, non-vested options continue to vest; noncompetition agreement may be required for exercising vested options	Non-vested options forfeited; 30 days to exercise vested options	Non-vested options forfeited; 30 days to exercise vested options	Vesting accelerated. Under death, estate has one year to exercise. Under disability, have full remaining term to exercise.	Forfeit all, vested and non-vested

DSUs	If age 62 or older, vesting is accelerated; otherwise forfeit non-vested DSUs	Non-vested are forfeited	Non-vested are forfeited	Vesting is accelerated on a pro-rata basis	Non-vested are forfeited

PSUs	If age 62 or older vesting is accelerated, otherwise prorata vesting	Non-vested are forfeited	Non-vested are forfeited	Vesting is accelerated	Forfeit all, vested and non-vested

401(k) and Profit Sharing Retirement Plan	May take payment or defer until age 70 1/2	May take payment or defer until age 70 1/2	May take payment or defer until age 70 1/2	Account distributed by March 1 of the following year	May take payment or defer until age 70 1/2

Supplemental Plan (Defined Contribution)	May take payment or defer until age 70 1/2	May take payment or defer until age 70 1/2	May take payment or defer until age 70 1/2	Account distributed by March 1 of the following year	May take payment or defer until age 70 1/2

Severance Benefits	None	None	None	None	None

Health Benefits	May continue to age 65 if age + years of service equals at least 70	Coverage ceases; eligible for coverage extension under COBRA	Coverage ceases; eligible for coverage extension under COBRA	Under age 55, 3 months spousal extension, then COBRA; over age 55, same as retiree	Under age 55, same as resignation; over age 55, same as retiree

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CIC-RELATED EVENTS

•	A CIC occurs under certain of our company’s compensation plans upon:

(i)	acquisition by any person or group of more than 50% of the total fair market value or voting power of our common stock. A transfer or issuance of our stock is counted only if the stock remains outstanding after the transaction. An increase in stock ownership as a result of the company’s acquisition of its own stock in exchange for property is counted for purposes of the change in ownership standard; or

(ii)	(a) acquisition by a person or group during a 12-month period of stock possessing 30% of the total voting power of our stock, or

(b) replacement of a majority of our Board of Directors during any 12-month period by directors not endorsed by a majority of the members of our Board prior to the date of the appointment or election; or

(iii)	acquisition by a person or group during a 12-month period of assets from our company having a total gross fair market value of 40% of the total gross fair market value of our assets immediately prior to such acquisition. An exception exists for a transfer of our assets to a shareholder controlled entity, including transfer to a person owning 50% or more of the total value or voting power of our shares.

•

For purposes of our CIC agreements and certain of our other compensation plans, a CIC is defined as: (a) the acquisition by a person or group of 20% or more of the then outstanding common stock or voting securities of our company; or (b) a change in the majority of members of the Board of Directors; or (c) consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of our company’s assets unless our company’s shareholders before such business combination or sale own more than 60% of the outstanding common stock following the business combination or sale.

•

Involuntary CIC Termination or Voluntary CIC Termination for Good Reason — Employment is terminated within two years of a CIC, other than for cause, or the employee voluntarily terminates for Good Reason.

“Good reason” would generally be considered to have occurred if there were a reduction in certain types of compensation, a relocation under certain circumstances or a diminution in duties and responsibilities.

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The following table describes treatment of payments under pay and benefit programs upon a CIC, and upon a termination (voluntary or involuntary) upon a CIC.

CHANGE-IN-CONTROL (CIC) PAY AND BENEFITS PROGRAMS

PLAN OR PROGRAM	CIC	CIC WITH TERMINATION (OTHER THAN CAUSE)

Pension: • Retirement Plan • Supplemental Plan • SERA	No payment to NEOs solely upon the CIC	Service ceases except to the extent that additional service is provided under the terms of the CIC agreements

Executive Deferred Compensation Plan	Accelerate all deferred amounts and pay lump sum within 10 business days	Accelerate all deferred amounts and pay lump sum within 10 business days

EIP	The amount paid will be equal to the greater of (A) the average bonus during the three preceding years, (B) the target bonus, or (C) the bonus determined under the Plan for the year in which the CIC occurs	The amount paid will be equal to the greater of (A) the average bonus during the three preceding years, (B) the target bonus, or (C) the bonus determined under the Plan for the year in which the CIC occurs

Stock Options / SOSARs	Immediately deemed fully vested and exercisable; remaining term to exercise	Immediately deemed fully vested and exercisable; remaining term to exercise

DSUs	All immediately deemed non-forfeitable; pay on 90th day following the CIC	All immediately deemed non-forfeitable; pay on 90th day following the CIC

PSUs	Vesting is accelerated; pay within 2 1/2 months after end of the year in which the CIC occurs	Vesting is accelerated; pay within 2 1/2 months after end of the year in which the CIC occurs

401(k) and Profit Sharing Retirement Plan	No payment to the NEOs solely upon the CIC	Service ceases except to the extent that additional service is provided under the terms of the CIC Agreements. Participant is entitled to distribution

Supplemental Plan (Defined Contribution)	No payment to the NEOs solely upon the CIC	Participant entitled to distribution

Severance Benefits	No payment to the NEOs solely upon the CIC

For all NEOs except Mr. McPherson, payment is 3 times the NEO’s annual base salary, short-term bonus and LTI amount.

Severance payment for Mr. McPherson is equal to 3 times his annual base salary and short-term bonus.

Pro-rata bonus based on the greater of (A) the annual bonus payable to the NEO in the year of termination, (B) the average annual bonuses paid to the NEO in the three years preceding the date of termination, or (C) the target annual bonus that would have been payable to the NEO in the year in which the CIC occurred.

Health Benefits	No payment to the NEOs solely upon the CIC	3 year coverage extension provided under the terms of the CIC agreements

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POTENTIAL PAYMENTS

This section describes and estimates payments that would have become payable to the NEOs upon a termination or change-in-control as of December 31, 2012.

PENSION BENEFITS

The monthly amounts that would have become payable to our NEOs if the termination event occurred as of December 31, 2012 under the Retirement Plan, the Supplemental Plan, and the SERA are itemized in the chart set forth below. The amounts shown in the chart are monthly benefit amounts (other than with respect to the accrued benefits payable upon a CIC, which would be paid in a lump sum) whereas the pension values shown in the Summary Compensation and Pension Benefits Tables are present values of all the monthly values anticipated to be paid over the lifetimes of our NEOs and their spouses in the event of their death while actively employed. These plans are described in the notes following the Pension Benefits Table. All the NEOs were retirement eligible on December 31, 2012, except that Mr. McPherson is not eligible to participate in the Retirement Plan. The benefits were determined using the same assumptions used to compute benefit values in the Pension Benefit Table with three exceptions. First, the benefit payments were assumed to commence as soon as possible following December 31, 2012, instead of at normal retirement. Second, approximate early retirement reductions were applied. Finally, the benefits were not adjusted to reflect optional forms of payment. All benefits are the amounts that would be paid monthly over the NEOs life, except for the value of CIC enhanced benefits which would be paid in a lump sum.

PENSION BENEFITS TABLE

Name		Retirement (Monthly Payments) ($)	Resignation or Involuntary Retirement (monthly payments) ($)	Death (monthly payments to a spouse) ($)	CIC (Value of Enhanced Benefits) (1) ($)
Don James	Retirement Plan	6,463	Same as Retirement	4,201	0
	Supplemental Plan	97,270	Same as Retirement	63,226	0
	SERA	124,480	Same as Retirement	80,912	0
	Defined Contribution	0	None	0	172,501
Dan Sansone	Retirement Plan	6,649	Same as Retirement	4,322	0
	Supplemental Plan	25,006	Same as Retirement	16,254	1,484,616
	Defined Contribution	0	None	0	74,445
Danny Shepherd	Retirement Plan	8,399	Same as Retirement	5,459	0
	Supplemental Plan	16,728	Same as Retirement	10,873	706,353
	Defined Contribution	0	None	0	74,148
John McPherson	Retirement Plan	n/a	n/a (2)	n/a	n/a
	Supplemental Plan	n/a	n/a (2)	n/a	n/a
	Defined Contribution	0	None	0	59,829
Bob Wason	Retirement Plan	7,116	Same as Retirement	4,625	0
	Supplemental Plan	16,069	Same as Retirement	10,445	759,964
	Defined Contribution	0	None	0	55,443
Alan Wessel	Retirement Plan	5,224	Same as Retirement	3,395	0
	Supplemental Plan	7,254	Same as Retirement	4,715	857,530
	Defined Contribution	0	None	0	74,592

(1)	Value of retirement and defined contribution enhancements is payable in a lump sum in the event of a CIC. In accordance with CIC agreements, lump-sum values for the Supplemental Plan pension benefits are based upon credit as if the employee worked for three additional years and received the compensation required to be paid under the CIC agreement for each NEO, except for Mr. James, who would receive no additional pension service as he has accrued the maximum service under the pension plans. Pension values reflected above are valued in accordance with the footnotes to the Retirement and Pension Benefits Table. The defined contribution amounts represent three years of company matching contributions for each executive.

(2)	Participation in the Retirement Plan was frozen in 2007. Therefore, Mr. McPherson is not eligible to participate in that Plan.

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LONG-TERM INCENTIVES

DEFERRED STOCK UNITS (DSUs)

The chart below shows the number of DSUs for which vesting would be accelerated under certain events.

	RETIREMENT		CIC (WITH OR WITHOUT TERMINATION)
Name	Number of Deferred Stock Units with Accelerated Vesting	Total Number of Deferred Stock Units Following Accelerated Vesting	Number of Deferred Stock Units with Accelerated Vesting	Total Number of Deferred Stock Units Following Accelerated Vesting
Don James	10,581	10,581	10,581	10,581
Dan Sansone	0	0	1,134	1,134
Danny Shepherd	0	0	2,621	2,621
John McPherson	0	0	0	0
Bob Wason	0	0	887	887
Alan Wessel	0	0	123	123

PERFORMANCE SHARE UNITS (PSUs)

The chart below shows the number of PSUs for which vesting would be accelerated under certain events. Unvested PSUs were adjusted to the maximum allowed under the agreements because the performance was unknown at December 31, 2012.

	RETIREMENT		CIC (WITH OR WITHOUT TERMINATION)
Name	Number of Performance Share Units with Accelerated Vesting	Total Number of Performance Share Units Following Accelerated Vesting	Number of Performance Share Units with Accelerated Vesting	Total Number of Performance Share Units Following Accelerated Vesting
Don James	298,600	323,622	298,600	323,622
Dan Sansone	37,350	42,398	106,200	111,248
Danny Shepherd	36,350	41,011	104,200	108,861
John McPherson	0	0	57,400	57,400
Bob Wason	18,300	21,292	53,000	55,992
Alan Wessel	10,800	13,181	31,800	34,181

STOCK OPTIONS AND SOSARS

Stock options and SOSARs would be treated as described in the termination and CIC charts above. The chart below shows the number of stock options for which vesting would be accelerated under certain events.

	RETIREMENT		CIC (WITH OR WITHOUT TERMINATION)
Name	Number of Options with Accelerated Vesting	Total Number of Options Following Accelerated Vesting	Number of Options with Accelerated Vesting	Total Number of Options Following Accelerated Vesting
Don James	89,450	920,300	89,450	920,300
Dan Sansone	13,700	210,840	24,300	221,440
Danny Shepherd	12,875	155,410	23,025	165,560
John McPherson	0	219,217	151,683	370,900
Bob Wason	7,467	111,670	12,467	116,670
Alan Wessel	5,367	70,050	8,167	72,850

EXECUTIVE DEFERRED COMPENSATION PLAN

The aggregate balances reported in the Nonqualified Deferred Compensation Plan Table would be payable to the NEOs as described in the termination events and CIC-Related Events chart above. There is no enhancement or acceleration of payments under these plans associated with termination or CIC events, other than the lump sum payment opportunity described in the above charts. The lump sums that would be payable are those that are reported in the Nonqualified Deferred Compensation Plan Table.

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HEALTH BENEFITS

Because Messrs. James, Sansone, Shepherd and Wason met the age and service eligibility requirement for health care benefits provided to early retirees, there is no incremental payment associated with the termination or CIC events. Neither Mr. McPherson nor Mr. Wessel met the eligibility requirement, therefore, their incremental costs for health benefits would approximate $61,049 each.

SEVERANCE BENEFITS

Our company has previously entered into individual CIC agreements with each of our NEOs. In addition to the treatment of the benefits described above, our NEOs are entitled to a cash severance benefit, if within two years of a CIC their employment is involuntarily terminated, without cause, or they voluntarily resign for good reason. Further, Messrs. James, Sansone and Wason may elect to voluntarily terminate their employment during the 30 days following the first anniversary of a CIC, and receive severance benefits. These claims are subject to standard release and waiver of claims requirements.

For Messrs. James, Sansone, Shepherd, Wason and Wessel the CIC severance payment is three times the NEO’s base annual salary, short-term bonus, and LTI amount, as each is defined in the CIC agreements, and includes the continuation of health, medical and other fringe benefits for a period of three years following termination. If any portion of the severance payment is an “excess parachute payment,” as defined under Internal Revenue Code Section 280G, we will pay on behalf of the NEO an additional amount to fully compensate the NEO for excise tax liability – a “280G tax gross-up.” Mr. McPherson’s CIC severance payment provides for three times his base annual salary and short-term bonus as each is defined in his CIC agreement, and includes the continuation of health, medical and other fringe benefits for a period of three years following termination. Mr. McPherson’s CIC agreement has a double trigger (requiring both a CIC and a qualifying termination of employment in order to receive CIC severance payments), and there is no 280G tax gross-up provision. In addition, each CIC agreement provides for the payment of a pro-rata short-term bonus for the year of termination. The Compensation Committee has determined that any new CIC agreements that may be executed during 2013 will include a double trigger, as defined above, for payment of severance amounts, and will not include the long-term incentive value in severance calculation or tax gross-ups.

The table below reflects an estimate of the severance payments that would be made to our NEOs if they were terminated as of December 31, 2012 in connection with a CIC.

Name	Severance Multiple ($)	2012 Base Salary ($)	Greater of 3-Year Avg or Target Bonus ($)	LTI Target ($)	Total Cash Severance Payments ($)	Pro-rata Bonus ($)	Cash Severance Amount (1) ($)
Don James	3	1,250,000	1,250,000	3,125,000	16,875,000	1,250,000	18,125,000
Dan Sansone	3	540,000	405,000	810,000	5,265,000	405,000	5,670,000
Danny Shepherd	3	540,000	405,000	810,000	5,265,000	405,000	5,670,000
John McPherson	3	450,000	270,000	N/A	2,160,000	270,000	2,430,000
Bob Wason	3	402,000	241,200	402,000	3,135,600	241,200	3,376,800
Alan Wessel	3	423,000	253,800	423,000	3,299,400	253,800	3,553,200

(1)	These amounts represent cash severance payments to be paid to the NEOs in the event of a CIC and do not include the value of other CIC benefits.

The table below reflects an estimate of the value of 280G tax gross-up amounts due and payable to the Internal Revenue Service in connection with a CIC that results in severance payments.

Name	280G Tax Gross-Up (1) ($)
Don James	11,383,189
Dan Sansone	4,857,617
Danny Shepherd	4,668,616
John McPherson	0	(2)
Bob Wason	2,590,053
Alan Wessel	2,938,585
(1)	Based on payment of equity components of compensation valued at $52.05 per share, the reported fair market value of our company’s common stock as of December 31, 2012.

(2)	No 280G tax gross-up allowed per Mr. McPherson’s CIC agreement.

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DIRECTOR COMPENSATION

We use a combination of cash and stock-based compensation to attract and retain qualified candidates to serve on our Board of Directors. In setting director compensation, our company considers the significant amount of time that directors expend on fulfilling their duties to our company, as well as the limited pool of, and competition among public companies for, well-qualified Board members. Additional amounts are paid to committee chairs in recognition of the substantial responsibilities of the chair. Directors are subject to a minimum share ownership requirement. Within five years of becoming a director, each director is required to own at least 5,000 shares of our company’s common stock. Shares or units held by a director under a deferred compensation plan are included in calculating the director’s ownership.

CASH COMPENSATION PAID TO BOARD MEMBERS. Members of the Board who are not employees of our company are paid a retainer of $45,000 per year, plus the following fees:

•	$ 5,000 Board meeting fee for in-person attendance;

•	$ 3,000 Committee meeting fee for in-person attendance;

•	$ 1,500 Board and committee fees for telephonic meetings or actions by written consent;

•	$ 20,000 Audit Committee chair retainer fee;

•	$ 10,000 Compensation Committee chair retainer fee;

•	$ 5,000 Retainer fee for all other committee chairs; and

•	$ 1,500 Lead Director fee per meeting.

DEFERRED COMPENSATION PLAN. We maintain a Deferred Compensation Plan for directors who are not employees of our company (Directors’ Deferred Compensation Plan), under which such directors are permitted to defer the cash compensation to which they are entitled for specified periods or until they cease to be directors. The deferred amounts, at the election of the director, are either: (i) credited with interest at prescribed rates; or (ii) converted into a number of stock equivalents equivalent to the number of shares of our company’s common stock (based on the market price at the time of deferral) that could be purchased with the amount deferred. Whenever a dividend is paid on our common stock, the stock equivalent accounts are credited with an additional number of stock units corresponding to the amount of the dividend. At the end of the deferral period, the stock equivalents are settled in shares of our company’s common stock, and interest-based deferrals are settled in cash. The Directors’ Deferred Compensation Plan also provides for a lump-sum settlement of a director’s deferred compensation account in stock or cash, as applicable, if following a Change of Control (as defined in the Directors’ Deferred Compensation Plan): (i) the participating director ceases to be a member of the Board; (ii) the Directors’ Deferred Compensation Plan is terminated; or (iii) our company’s capital structure is changed materially. The Directors’ Deferred Compensation Plan was approved by our company’s shareholders in 1993.

DEFERRED STOCK UNITS. Equity-based grants are awarded to our non-management directors on an annual basis. These grants represent a significant portion of their compensation package. We believe that equity grants promote a greater alignment of interests between our directors and our shareholders through increasing their ownership of our common stock. Further, we believe that equity grants support our ability to attract and retain qualified individuals to serve as directors of our company by affording them an opportunity to share in our future success.

In June 2012, 2,250 DSUs were granted to each non-management director pursuant to the Omnibus Plan, which was approved by our shareholders in 2006. These units become nonforfeitable on the third anniversary of the grant; however, payment is deferred until the director ceases to serve on the Board or a CIC occurs. The DSUs are an unfunded, unsecured obligation of our company, and no shares have been set aside for these grants. The non-management directors have no right to receive the DSUs until the restrictions imposed either lapse or are waived. Generally, the restrictions expire when the non-management director ceases to be a director because of retirement (age 70 or above), death, disability or a CIC. However, the Compensation Committee, subject to Board approval, may waive restrictions in the event the non-management director fails to remain a director for any reason other than retirement at the mandatory age, death or disability. During the period the shares are restricted, the non-management directors have no right to vote the shares. Dividend equivalents are credited as additional DSUs quarterly when dividends are paid on our stock. The DSUs are settled in shares of our common stock when the restrictions expire.

In prior years, grants to our directors were made under the Restricted Stock Plan for Non-employee Directors or the Deferred Stock Plan for Non-employee Directors. No further grants will be made under either of these plans.

Director Compensation	59

DIRECTOR SUMMARY COMPENSATION TABLE

The table below summarizes the compensation paid by our company to non-employee directors for the fiscal year ended December 31, 2012.

Name (1)	Fees Earned or Paid in Cash ($)	Stock Awards (2) ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation (3) ($)	Total ($)
Phillip W. Farmer	111,000	90,045	0	0	0	468	201,513
H. Allen Franklin	119,000	90,045	0	0	0	662	209,707
Ann McLaughlin Korologos	97,500	90,045	0	0	0	383	187,928
Douglas J. McGregor	116,000	90,045	0	0	0	618	206,663
Richard T. O’Brien	126,500	90,045	0	0	0	315	216,860
James T. Prokopanko	100,500	90,045	0	0	0	233	190,778
Donald B. Rice	112,000	90,045	0	0	0	559	202,604
Lee J. Styslinger (4)	0	0	0	0	0	0	0
Vincent J. Trosino	111,000	90,045	0	0	0	481	201,526
Kathleen Wilson-Thompson	102,000	90,045	0	0	0	233	192,278

(1)	Donald M. James, CEO and Chairman of the Board, is not included in this table as he is an employee of our company and receives no additional compensation for his service as a director. Mr. James’ compensation is shown in the Summary Compensation Table on page 45.

(2)	This column represents the accounting expense for the awards granted in 2012; therefore, the values shown are not representative of the amounts that may eventually be realized by a director. Pursuant to the rules of the SEC, we have provided a grant date fair value for stock awards in accordance with the provisions of FASB ASC Topic 718. For DSUs, the fair value is estimated on the date of grant based on the closing market price of our stock on the grant date. At December 31, 2012, the aggregate number of restricted stock units and DSUs accumulated on account for all years of service, including dividend equivalent units, were:

AGGREGATE ACCUMULATED RSUs AND DSUs

Name	Units
Phillip W. Farmer	12,275
H. Allen Franklin	17,115
Ann McLaughlin Korologos	10,223
Douglas J. McGregor	16,010
Richard T. O’Brien	8,449
James T. Prokopanko	6,387
Donald B. Rice	14,555
Lee J. Styslinger	0
Vincent J. Trosino	12,275
Kathleen Wilson-Thompson	6,387

(3)	None of our directors received perquisites or other personal benefits in excess of $10,000. The amounts set forth in this column represent the accounting expense for the dividend equivalents earned in 2012 by our directors for restricted stock, deferred stock and DSUs which earn dividend equivalents.

(4)	Mr. Styslinger was first elected to the Board in March 2013.

Director Compensation	60

GENERAL INFORMATION

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended, each of our directors and executive officers, and any beneficial owner of more than 10% of our common stock, is required to file with the SEC initial reports of beneficial ownership of our common stock and reports of changes in beneficial ownership of our common stock. Such persons also are required by SEC regulations to furnish us with copies of all such reports. Based solely on our review of the copies of such reports furnished to us for the year ended December 31, 2012, and on the written representations made by our directors and executive officers that no other reports were required, we believe that during the year ended December 31, 2012 all reports were filed in a timely manner.

SHAREHOLDER PROPOSALS FOR 2014

To be eligible for consideration for inclusion in our proxy statement and form of proxy for our 2014 Annual Meeting, a shareholder’s proposal must be received by us at our principal office no later than November 30, 2013. Proposals should be addressed to Jerry F. Perkins Jr., Secretary, 1200 Urban Center Drive, Birmingham, Alabama 35242. Proposals received after that date will be considered untimely and will not be eligible for inclusion in the 2014 proxy statement. If a shareholder desires to bring a matter before our Annual Meeting and the matter is submitted outside the process of Securities Exchange Act Rule 14a-8, including with respect to nominations for election as directors, the shareholder must follow the procedures set forth in our by-laws. Our by-laws provide generally that shareholder proposals and director nominations to be considered at an Annual Meeting may be made by a shareholder only if (1) the shareholder is a shareholder of record and is entitled to vote at the meeting, and (2) the shareholder gives timely written notice of the matter to our corporate secretary. To be timely, a shareholder’s notice must be received at our principal executive offices not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s Annual Meeting or between January 10, 2014 and February 9, 2014. However, in the event that the date of the Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such Annual Meeting and not later than the close of business on the later of the 90th day prior to the date of such Annual Meeting or, if the first public announcement of the date of such Annual Meeting is less than 100 days prior to the date of such Annual Meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by our company. The notice must set forth the information required by the provisions of our by-laws dealing with shareholder proposals and nominations of directors.

FORWARD-LOOKING STATEMENTS

Certain matters discussed in this proxy statement, including expectations regarding future performance, contain forward-looking statements. Statements that are not historical fact, including statements about Vulcan’s beliefs and expectations, are forward-looking statements. Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings (including EBITDA and other measures), dividend policy, shipment volumes, pricing, levels of capital expenditures, intended cost reductions and cost savings, anticipated profit improvements and/or planned divestitures and asset sales. These forward-looking statements are sometimes identified by the use of terms and phrases such as “believe,” “should,” “would,” “expect,” “project,” “estimate,” “anticipate,” “intend,” “plan,” “will,” “can,” “may” or similar expressions elsewhere in this document. These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports Vulcan periodically files with the SEC.

Forward-looking statements are not guarantees of future performance and actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements. The following risks related to Vulcan’s business, among others, could cause actual results to differ materially from those described in the forward-looking statements: risks that Vulcan’s intentions, plans and results with respect to cost reductions, profit enhancements and asset sales, as well as streamlining and other strategic actions adopted by Vulcan, will not be able to be realized to the desired degree or within the desired time period and that the results thereof will differ from those anticipated or desired; uncertainties as to the timing and valuations that may be realized or attainable with respect to intended asset sales; those associated with general economic and business conditions; the timing and amount of federal, state and local funding for infrastructure; risks that changes in Vulcan’s effective tax rate made adversely impact results; risks associated with Vulcan’s reliance on information technology infrastructure for its ticketing, procurement, financial statements and other processes that could adversely affect operations in

General Information	61

the event that the infrastructure does not work as intended or experiences technical difficulties; the impact of the state of the global economy on Vulcan’s business and financial condition and access to capital markets; changes in the level of spending for private residential and nonresidential construction; the highly competitive nature of the construction materials industry; the impact of future regulatory or legislative actions; the outcome of pending legal proceedings; pricing of Vulcan’s products; weather and other natural phenomena; energy costs; costs of hydrocarbon-based raw materials; healthcare costs; the amount of long-term debt and interest expense incurred by Vulcan; changes in interest rates; the impact of Vulcan’s below investment grade debt rating on Vulcan’s cost of capital; volatility in pension plan asset values which may require cash contributions to the pension plans; the impact of environmental clean-up costs and other liabilities relating to previously divested businesses; Vulcan’s ability to secure and permit aggregates reserves in strategically located areas; Vulcan’s ability to manage and successfully integrate acquisitions; the potential of goodwill impairment; the potential impact of future legislation or regulations relating to climate change or greenhouse gas emissions or the definition of minerals; and other assumptions, risks and uncertainties detailed from time to time in the reports filed by Vulcan with the SEC. All forward-looking statements in this communication are qualified in their entirety by this cautionary statement. Vulcan disclaims and does not undertake any obligation to update or revise any forward-looking statement in this document except as required by law. Vulcan notes that forward-looking statements made in connection with a tender offer are not subject to the safe harbors created by the Private Securities Litigation Reform Act of 1995. Vulcan is not waiving any other defenses that may be available under applicable law.

VULCAN MATERIALS COMPANY

JERRY F. PERKINS, JR.

Secretary

1200 Urban Center Drive

Birmingham, Alabama 35242

March 29, 2013

General Information	62

ANNEX A: AMENDMENT TO ARTICLE VI AND VIII OF THE CERTIFICATE OF INCORPORATION

If shareholders approve Proposal 4 to amend the Company’s Certificate of Incorporation, the text indicated by strike-through will be deleted, and conforming numbering changes will be made.

ARTICLE VI

A. SIZE AND CLASSIFICATION OF BOARD.

The number of directors of the Corporation (exclusive of directors, if any, who may be elected by holders of Preference Stock) shall not be less than nine nor more than 21, the exact number to be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board, except as otherwise provided by this Section A of Article VI. Such directors shall be divided into three classes, with the term of office of one class expiring each year, and the number of directors in each class shall be as nearly equal as possible.

B. VACANCIES ON BOARD.

Subject to the rights of the holders of any series of Preference Stock then outstanding, any vacancies in the Board, including vacancies resulting from an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. Any director chosen to fill a vacancy shall hold office for a term expiring at the Annual Meeting of shareholders at which the term of the class in which such vacancy occurs expires and until that director’s successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director.

C. REMOVAL FROM BOARD.

The Board by the affirmative vote of a majority of the directors in office may remove a director for cause only when, in the judgment of such majority, the continuation of the director in office would be harmful to the Corporation and may suspend the director for a reasonable period pending final determination that such cause exists for removal.

D. REQUIREMENT FOR SHAREHOLDERS’ MEETING; EXCEPTION.

Any action required or permitted to be taken at a meeting of the shareholders must be taken at an annual or special meeting thereof and may not be taken without a meeting upon the written consent of shareholders, except that any such action may be taken without a meeting only if all the shareholders entitled to vote thereon consent thereto in writing.

E. LOANS TO OFFICERS AND OTHER EMPLOYEES.

The Board may authorize the Corporation to loan money to, or guarantee an obligation of, or otherwise assist any officer or other employee of the Corporation or of any subsidiary, including an officer or employee who is also a director of the Corporation, whenever, in the judgment of the Board, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation.

~~F. AMENDMENT, REPEAL, INCONSISTENT PROVISIONS.~~

~~Subject to the rights of the holders of any series of Preference Stock then outstanding and notwithstanding any other provisions of this Restated Certificate of Incorporation, the affirmative vote by holders of at least 80% of the voting power of the outstanding capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, Sections A, B, C and D and this Section F of Article VI.~~

~~ARTICLE VIII~~

~~The vote required for certain business combinations shall be as set forth in this Article VIII.~~

~~A. HIGHER VOTE REQUIRED FOR CERTAIN BUSINESS COMBINATIONS.~~

~~In addition to any affirmative vote required by New Jersey law or any other Article of this Restated Certificate of Incorporation, and except as otherwise expressly provided in Section B of this Article VIII:~~

~~(1) any merger or consolidation of the Corporation or any Subsidiary (as hereinafter defined) with (a) any Interested Shareholder (as hereinafter defined) or (b) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Shareholder; or~~

~~(2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Shareholder or any Affiliate of any Interested Shareholder of any assets of the Corporation or any Subsidiary other than in the ordinary course of business of the Corporation or such Subsidiary even if any such transaction is effected in connection with any plan or proposal for dissolution or liquidation of the Corporation or any Subsidiary; or~~

~~(3) the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof); or~~

~~(4) any reclassification of securities or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any Interested Shareholder or any Affiliate of any Interested Shareholder,~~

Annex A	A-1

~~shall require the affirmative vote by the holders of at least 80% of the voting power of the outstanding capital stock of the Corporation entitled to vote thereon (the “Voting Stock”). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by the laws of New Jersey or in any agreement with any national securities exchange or otherwise.~~

~~The term “Business Combination” as used in this Article VIII shall mean any transaction which is referred to in any one or more of Sections A(1) through A(4) of this Article VIII or any series of related transactions which, if taken together, would constitute a transaction referred to in such Sections.~~

~~B. WHEN HIGHER VOTE IS NOT REQUIRED.~~

~~The provisions of Section A of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other Article of this Restated Certificate of Incorporation, if the conditions specified in either of the following Sections B(1) and B(2) are met:~~

~~(1) The Business Combination shall have been approved by a majority of the Continuing Directors (as hereinafter defined).~~

~~(2)~~	~~All of the following conditions shall have been met:~~

~~(a) The aggregate amount of the cash and the Fair Market Value (as hereinafter defined), as of the date such Business Combination is consummated, of consideration other than cash to be received per share by holders of each class of the Corporation’s Voting Stock in such Business Combination, shall be at least equal to the highest of (i), (ii) or (iii) below:~~

~~(i) the highest price per share (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for shares of Voting Stock of the same class on the date the Interested Shareholder first became an Interested Shareholder;~~

~~(ii) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid by the Interested Shareholder for any shares of Voting Stock of the same class acquired by it within the two-year period immediately prior to and ending with the Announcement Date (as hereinafter defined); or~~

~~(iii) the Fair Market Value per share of the Voting Stock of the same class on the Announcement Date or the date on which the Interested Shareholder first became an Interested Shareholder, whichever is higher.~~

~~The phrase “consideration other than cash to be received” as used in this Section B(2)(a) shall include shares of any class of Voting Stock retained by holders of such shares. The price paid by an Interested Shareholder for any share of Voting Stock referred to in subsections (i) and (ii) of this Section B(2)(a) shall include the amount of cash plus the Fair Market Value of any other consideration paid therefor, determined at the time of payment thereof.~~

~~(b) After such Interested Shareholder has become an Interested Shareholder and prior to the consummation of such Business Combination, there shall have been (i) no reduction in the annual rate of dividends paid on the Voting Stock (unless necessary to reflect any subdivision of the Voting Stock), except as approved by a majority of the Continuing Directors, and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Voting Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors.~~

~~(c) After such Interested Shareholder has become an Interested Shareholder and prior to the Announcement Date, such Interested Shareholder shall not have become the beneficial owner of any additional shares of Voting Stock except in a transaction complying with the requirements for tender offers as provided in Section 14(d) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations).~~

~~(d) After such Interested Shareholder has become an Interested Shareholder, such Interested Shareholder shall not have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise, except that this Section B(2)(d) of this Article VIII shall not apply with respect to (i) any merger or consolidation involving the Corporation or (ii) any sale of all or substantially all of the assets of the Corporation.~~

~~(e) An information statement describing the proposed Business Combination and complying with the requirements of Section 14(c) of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to all shareholders of the Corporation at least 30 days prior to the consummation of such Business Combination, unless a proxy statement is required to be mailed pursuant to Section 14(a) of such Act or subsequent provisions, in which case such proxy statement shall be mailed at least 30 days prior to the consummation of such Business Combination.~~

~~C. CERTAIN DEFINITIONS.~~

~~For the purposes of this Article VIII:~~

~~(1) “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on January 1, 1984.~~

~~(2) “Announcement Date” means, with respect to any Business Combination, the date of the first public announcement of a proposal to effect such Business Combination.~~

~~(3)~~	~~A person shall be a “beneficial owner” of any Voting Stock:~~

~~(a)~~	~~which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; or~~

~~(b) which such person or any of its Affiliates or Associates has (i) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (ii) the right to vote pursuant to any agreement, arrangement or understanding; or~~

Annex A	A-2

~~(c) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock;~~

~~except and provided that a person who was a beneficial owner of Voting Stock on or prior to January 1, 1984, shall not be deemed pursuant to any such agreements, arrangements or understandings to be a “beneficial owner” of any Voting Stock beneficially owned by another person who also was a beneficial owner of Voting Stock on or prior to January 1, 1984, to the extent such Voting Stock was owned by such other person on or prior to January 1, 1984.~~

~~(4) For the purposes of determining whether a person is an Interested Shareholder pursuant to Section C(7) of this Article VIII, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed beneficially owned through application of Section C(3) of this Article VIII but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~(5) “Continuing Director” means any member of the Board who is unaffiliated with the Interested Shareholder and was a member of the Board prior to the date the Interested Shareholder became an Interested Shareholder, and any successor of a Continuing Director who is unaffiliated with the Interested Shareholder and is proposed to succeed a Continuing Director by a majority of Continuing Directors then on the Board.~~

~~(6) “Fair Market Value” means: (a) in the ease of capital stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by the Board in good faith; and (b) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by the Board in good faith. Any such determinations made by the Board in good faith shall be conclusive upon all parties concerned.~~

~~(7) “Interested Shareholder” shall mean any person (other than the Corporation or any Subsidiary) who or which after January 1984, becomes and on the date in question is:~~

~~(a)~~	~~the beneficial owner, directly or indirectly, of 10% or more of the Voting Stock; or~~

~~(b) an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 10% or more of the Voting Stock; or~~

~~(c) an assignee of or has otherwise succeeded to any shares of Voting Stock which at any time within the two-year period immediately prior to the date in question beneficially were owned, directly or indirectly, by any Interested Shareholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~(8)~~	~~A “person” shall mean any individual, firm, corporation or other entity.~~

~~(9) “Subsidiary” means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Section C(7) of this Article VIII, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.~~

~~D. DIRECTORS’ DUTY TO DETERMINE CERTAIN FACTS.~~

~~The directors of the Corporation shall determine for the purpose of this Article VIII, on the basis of information known to them after reasonable inquiry, (1) whether a person is an Interested Shareholder, (2) the number of shares of Voting Stock beneficially owned by any person, (3) whether a person is an Affiliate or Associate of another, (4) whether a person has an agreement, arrangement or understanding with another as to the matters referred to in Section C(3) of this Article VIII, or (5) whether a transaction referred to in Section A(2) of this Article VIII is outside the ordinary course of business. Any such determinations made by the Board in good faith shall be conclusive upon all parties concerned.~~

~~E. NO EFFECT ON FIDUCIARY OBLIGATIONS OF INTERSTED SHAREHOLDERS.~~

~~Nothing contained in this Article VIII shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.~~

~~F. AMENDMENT, REPEAL, INCONSISTENT PROVISIONS.~~

~~Subject to the rights of the holders of any series of Preference Stock then outstanding and notwithstanding any other provisions of this Restated Certificate of Incorporation, the affirmative vote by holders of at least 80% of the voting power of the Voting Stock, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, this Article VIII of this Restated Certificate of Incorporation.~~

Annex A	A-3

ANNEX B: AMENDMENT TO ARTICLE VI OF THE CERTIFICATE OF INCORPORATION

If shareholders approve Proposal 5 to amend the Company’s Certificate of Incorporation, the text indicated by underline will be added, the text indicated by strike-through will be deleted, and conforming numbering changes will be made.

ARTICLE VI

A. SIZE AND CLASSIFICATION OF BOARD.

The number of directors of the Corporation (exclusive of directors, if any, who may be elected by holders of Preference Stock) shall not be less than nine nor more than 21, the exact number to be fixed from time to time by the Board pursuant to a resolution adopted by a majority of the entire Board, except as otherwise provided by this Section A of Article VI. The directors elected prior to the 2014 Annual Meeting of shareholders, other than those who may be elected by the holders of Preference Stock, shall be and are divided into three classes, and each such director shall hold office for a term expiring at the Annual Meeting of shareholders held in the third year following the year of his or her election and until his or her successor is duly elected and qualified. The directors elected at each Annual Meeting of shareholders, commencing with the Annual Meeting in 2014, shall hold office for a term expiring at the next Annual Meeting of shareholders and until their successors are duly elected and qualified. ~~Such directors shall be divided into three classes, with the term of office of one class expiring each year, and the number of directors in each class shall be as nearly equal as possible~~

B. VACANCIES ON BOARD.

Subject to the rights of the holders of any series of Preference Stock then outstanding, any vacancies in the Board, including vacancies resulting from an increase in the number of directors, shall be filled by the affirmative vote of a majority of the remaining directors even though less than a quorum of the Board, or by a sole remaining director. Any director chosen to fill a vacancy shall hold office for a term expiring at the next Annual Meeting of shareholders ~~at which the term of the class in which such vacancy occurs expires~~ and until that director’s successor shall have been elected and qualified. No decrease in the number of directors shall shorten the term of any incumbent director

C. REMOVAL FROM BOARD.

The Board by the affirmative vote of a majority of the directors in office may remove a director for cause only when, in the judgment of such majority, the continuation of the director in office would be harmful to the Corporation and may suspend the director for a reasonable period pending final determination that such cause exists for removal.

D. REQUIREMENT FOR SHAREHOLDERS’ MEETING; EXCEPTION.

Any action required or permitted to be taken at a meeting of the shareholders must be taken at an annual or special meeting thereof and may not be taken without a meeting upon the written consent of shareholders, except that any such action may be taken without a meeting only if all the shareholders entitled to vote thereon consent thereto in writing.

E. LOANS TO OFFICERS AND OTHER EMPLOYEES.

The Board may authorize the Corporation to loan money to, or guarantee an obligation of, or otherwise assist any officer or other employee of the Corporation or of any subsidiary, including an officer or employee who is also a director of the Corporation, whenever, in the judgment of the Board, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation.

F. AMENDMENTS, REPEAL, INCONSISTENT PROVISIONS.

Subject to the rights of the holders of any series of Preference Stock then outstanding and notwithstanding any other provisions of this Restated Certificate of Incorporation, the affirmative vote by holders of at least 80% of the voting power of the outstanding capital stock of the Corporation entitled to vote thereon, voting together as a single class, shall be required to amend or repeal, or to adopt any provisions inconsistent with, Sections A, B, C and D and this Section F of Article VI.

Annex B	B-1

ANNEX C: RECONCILIATION OF NON-GAAP FINANCIAL MEASURE

Generally Accepted Accounting Principles (GAAP) does not define “Earnings Before Interest, Taxes, Depreciation and Amortization” (EBITDA). Thus, EBITDA should not be considered as an alternative to earnings measures defined by GAAP. We present this metric for the convenience of investment professionals who use this metric in their analyses and for shareholders who need to understand the metrics we use to assess performance. We use EBITDA and other such measures to assess the operating performance of our various business units and the consolidated company. Additionally, we adjust EBITDA for certain items to provide a more consistent comparison of performance from period to period. We do not use this metric as a measure to allocate resources. Reconciliation of this metric to its nearest GAAP measure is presented below:

EBITDA AND ADJUSTED EBITDA

EBITDA is an acronym for Earnings Before Interest, Taxes, Depreciation and Amortization.

in millions	2012	2011	2010
Net loss	($52.6)	($70.8)	($96.5)
Benefit from income taxes	(66.5)	(78.5)	(89.7)
Interest expense, net of interest income	211.9	217.3	180.7
Earnings on discontinued operations, net of taxes	(1.3)	(4.5)	(6.0)
Depreciation, depletion, accretion and amortization	332.0	361.7	382.1
EBITDA	$423.5	$425.2	$370.6
Gain on sale of real estate and businesses	($65.1)	($42.1)	($39.5)
(Recovery from) charge for legal settlement	0.0	(46.4)	40.0
Restructuring charges	9.5	12.9	0.0
Exchange offer costs	43.4	2.2	0.0
Adjusted EBITDA	$411.3	$351.8	$371.1

Annex C	C-1

IMPORTANT ANNUAL MEETING INFORMATION

ENDORSEMENT_LINE______________ SACKPACK_

MR A SAMPLEDESIGNATION (IF ANY)ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6

Using a black inkpen, mark your votes with an Xas shown in this example. Please do not write outside the designated areas.

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the votingmethods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.Proxies submitted by the Internet or telephone must be received by5:00 p.m., Eastern Time, on May 9, 2013.Vote by Internet Go to www.envisionreports.com/VMC Or scan the QR code with your smartphone Follow the steps outlined on the secure websiteVote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories &Canada on a touch tone telephone Follow the instructions provided by the recorded message

Annual Meeting Proxy Card

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IF YOU HAVE NOT VOTED VIA THE INTERNET ORTELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

AProposals — The Board of Directors recommends a vote FORall the nominees listed, FORProposals 2 – 5 and AGAINSTProposal 6.

1. Election of Directors:

For

Against

Abstain

For

Against

Abstain

For

Against

Abstain

01 - Douglas J. McGregor

02 - Lee J. Styslinger III

03 - Vincent J. Trosino

ForAgainstAbstain

ForAgainstAbstain

2. Proposal to approve the advisory (non-binding) resolutionrelating to executive compensation.

3. Ratification of the appointment of the independent registeredpublic accounting firm.

4. Proposal to approve amendments to Vulcan’s Certificate ofIncorporation to eliminate supermajority voting provisions.

5. Proposal to amend Vulcan’s Certificate of Incorporation todeclassify the Board of Directors.

6. Advisory shareholder proposal for an independant chair ofBoard of Directors.

BNon-Voting Items

Change of Address —Please print new address below.

Comments— Please print your comments below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such.

Date (mm/dd/yyyy) — Please print date below.

Signature 1 — Please keep signature within the box.

Signature 2 — Please keep signature within the box.

C 1234567890JNT

1UPX

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MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE

140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2012 Annual Report to Shareholders are available at: www.envisionreports.com/vmc

IF YOU HAVE NOT VOTED VIA THE INTERNET ORTELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy — Vulcan Materials Company

Annual Meeting of Shareholders – May 10, 2013

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY

The undersigned hereby appoints Phillip W. Farmer, H. Allen Franklin and Donald M. James, and each of them, with power to act without the other and withpower of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares ofVulcan Materials Company common stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as mayproperly come before the 2013 Annual Meeting of Shareholders of the company to be held Friday, May 10, 2013 or at any adjournment or postponementthereof, with all powers which the undersigned would possess if present at the Annual Meeting.

(Continued and to be marked, dated and signed, on the other side)